                                                                   EXHIBIT 10.KK

                                  OFFICE LEASE
                                  ------------



15253 BAKE PARKWAY BUILDING





Magellan Property Corporation,
an Arizona corporation
as Landlord,

and
Matsushita Avionics Systems Corporation, a Delaware corporation as Tenant.



Dated April __, 1996





                                                     15253 BAKE PARKWAY BUILDING
                                                   [Matsushita Avionics Systems]

SUMMARY OF BASIC LEASE INFORMATION

The undersigned hereby agree to the following terms of this Summary of Basic Lease Information (the "Summary"). This Summary is hereby incorporated into and made a part of the attached Office Lease (this Summary and the Office Lease to be known collectively as the "Lease") which pertains to the office building (the "Building") which is located at 15253 Bake Parkway Building, Irvine, California 92718. Each reference in the Office Lease to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Office Lease, the terms of the Office Lease shall prevail. Any capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Office Lease.

TERMS OF LEASE
(References are to
 the Office Lease)                   DESCRIPTION
---------------------                -----------
                                     1.  Date:                    April __, 1996.

                                     2.  Landlord:                Magellan Property Corporation,
                                                                  an Arizona corporation

                                     3.  Address of Landlord      Magallen Property Corporation
                                         (Section 29.16):         2198 East Camelback Road, Suite 325
                                                                  Phoenix, Arizona  85916
                                                                  Attention:  Ms. Ulrike Gross

                                     4.  Tenant:                  Matsushita Avionics Systems Corporation,
                                                                  a Delaware corporation

                                     5.  Address of Tenant        Matsushita Electric Corporation of America
                                         (Section 29.16):         1 Panasonic Way
                                                                  Secaucus, New Jersey  07094
                                                                  Attn:  Sharon Streicher, Esq.



                                                     15253 BAKE PARKWAY BUILDING
                                                   [Matsushita Avionics Systems]


                                      (i)

                                         and                      Procopio, Cory and Hargreaves & Savitch
                                                                  530 B Street , Suite 2100
                                                                  San Diego, California  92101
                                                                  Attn:  Todd E. Leigh, Esq.

                                   6.  Premises (Article 1):      Approximately 63,417 rentable square feet of space in the
                                                                  aggregate, consisting of the entire Building as set forth in
                                                                  Exhibit A attached hereto.
                                                                  ---------

                                   7.  Term (Article 2).

                                   7.1  Lease Term:               7 years

                                   7.2  Lease Commencement Date:  July 15, 1996 The Lease Commencement Date shall be one hundred twenty (120) days after the date Landlord delivers possession of the Premises to Tenant so that Tenant can begin construction of the Tenant Improvements, provided, the one hundred twenty (120)
                                                                  days shall be extended by delays caused by force majeure and
                                                                  Landlord Caused Delays (as defined in Work Letter Paragraph 5.1).
                                                                  Landlord shall cooperate with Tenant to assist Tenant in
                                                                  expediting the necessary building permits to construct the Tenant
                                                                  Improvements.

                                   7.3  Lease Expiration Date:    July 14, 2003 Seven (7) years after the Lease Commencement Date.

                                   8.  Base Rent (Article 3)

                                                                                                   Monthly Rental Rate
                                                            Annual        Monthly Installment      per Rentable Square
                                          Lease Month      Base Rent        of Base Rent                   Foot
                                          -----------     -----------      -------------------      -------------------
                                           1 thru 8       $      0.00          $     0.00                 $ 0.00
                                           9 thru 12*     $550,553.64          $45,879.47                 $10.92



                                                     15253 BAKE PARKWAY BUILDING
                                                   [Matsushita Avionics Systems]


                                     (ii)

                                                13 thru 30      $692,513.64          $57,709.47               $10.92
                                                31 thru 60      $715,343.76          $59,611.98               $11.28
                                                61 thru 84      $741,978.90          $61,831.58               $11.70
                                                ----------------
                                                *Base Rent payable on only 50,417 square feet of the Premises during months
                                                 9 thru 12 of the Lease Term

                                   9.  Brokers (Section 29.20):   Matlow-Kennedy Commercial
                                                                  4610 East Pacific Coast Highway, Suite 100
                                                                  Long Beach, California  90804
                                                                  Attention:  Mr. Greg R. Gill (Landlord's Broker)

                                                                  and

                                                                  Cushman Realty Corporation
                                                                  4675 McArthur Court, Suite 500
                                                                  Newport Beach, California  92680-1836
                                                                  Attention:  Mr. Rick M. Kaplan (Tenant's Broker)

                                  10.  Guarantor                  Matsushita Electric Corporation of America,
                                       (Section 29.15):           a Delaware corporation



                                                     15253 BAKE PARKWAY BUILDING
                                                   [Matsushita Avionics Systems]

                                     (iii)

INDEX
             SUBJECT MATTER                        PAGE
ARTICLE      --------------                        ----
ARTICLE 1    REAL PROPERTY, BUILDING AND PREMISES     1
ARTICLE 2    LEASE TERM                               1
ARTICLE 3    BASE RENT                                5
ARTICLE 4    ADDITIONAL RENT                          5
ARTICLE 5    USE OF PREMISES                          8
ARTICLE 6    SERVICES AND UTILITIES                   8
ARTICLE 7    REPAIRS                                 10
ARTICLE 8    ADDITIONS AND ALTERATIONS               12
ARTICLE 9    COVENANT AGAINST LIENS                  13
ARTICLE 10   INSURANCE                               13
ARTICLE 11   DAMAGE AND DESTRUCTION                  16(1)


                                                     15253 BAKE PARKWAY BUILDING
                                                   [Matsushita Avionics Systems]

                                      (iv)


ARTICLE 12   NONWAIVER                               18
ARTICLE 13   CONDEMNATION                            18
ARTICLE 14   ASSIGNMENT AND SUBLETTING               19
ARTICLE 15   SURRENDER OF PREMISES; OWNERSHIP AND
             REMOVAL OF TRADE FIXTURES               21
ARTICLE 16   HOLDING OVER                            22
ARTICLE 17   ESTOPPEL CERTIFICATES                   22
ARTICLE 18   SUBORDINATION                           23
ARTICLE 19   DEFAULTS; REMEDIES                      23
ARTICLE 20   OF QUIET ENJOYMENT                      25
ARTICLE 21   FORCE MAJEURE                           25
ARTICLE 22   ATTORNEYS' FEES                         25
ARTICLE 23   SIGNS                                   26

                                                     15253 BAKE PARKWAY BUILDING
                                                   [Matsushita Avionics Systems]

                                      (v)


ARTICLE 24   COMPLIANCE WITH LAW                     26
ARTICLE 25   LATE CHARGES                            27
ARTICLE 26   LANDLORD'S RIGHT TO CURE
             DEFAULT; PAYMENTS BY TENANT             27
ARTICLE 27   ENTRY BY LANDLORD                       28
ARTICLE 28   TENANT PARKING                          28
ARTICLE 29   MISCELLANEOUS PROVISIONS                28

EXHIBITS
A    OUTLINE OF PREMISES
A-1  OUTLINE OF THE REAL PROPERTY
B    TENANT WORK LETTER
C    FORM OF NOTICE OF LEASE TERM DATES
D    FORM OF LEASE TERMINATION AGREEMENTRULES AND REGULATIONS
E    FORM OF TENANT'S ESTOPPEL CERTIFICATE
F    BUILDING SIGNAGE
G    GUARANTY OF LEASE



                                                     15253 BAKE PARKWAY BUILDING
                                                   [Matsushita Avionics Systems]

                                     (vi)

INDEX OF MAJOR DEFINED TERMS

                                            LOCATION
                                            OF DEFINITION
DEFINED TERMS                               IN OFFICE LEASE
-------------                               ---------------
Additional Rent.................................Section 4.1
Base Rent.........................................Article 3
Building........................................Section 1.1
Direct Expenses...............................Section 4.2.3
Expense Year..................................Section 4.2.4
Force Majeure.................................Section 29.17
Hazardous Material..........................Section 29.29.1
Lease Commencement Date...........................Article 2
Lease Expiration Date.............................Article 2
Lease Term........................................Article 2
Lease Year........................................Article 2
Notices.......................................Section 29.19
Operating Expenses............................Section 4.2.5
Parking Areas...................................Section 1.1
Premises........................................Section 1.1
Real Property...................................Section 1.1
Rent............................................Section 4.1
Security Deposit.................................Article 21
Statement.....................................Section 4.3.2
Tax Expenses..................................Section 4.2.7
Transfer Notice................................Section 14.1
Transfer Premium.............................Section 14.3.1
Transferee.....................................Section 14.1
Transfers.........................Sections 14.1, 14.6, 14.7


                                                     15253 BAKE PARKWAY BUILDING
                                                   [Matsushita Avionics Systems]

                                     (vii)

                                  OFFICE LEASE
                                  ------------

This Office Lease, which includes the preceding Summary of Basic Lease Information (the "Summary") attached hereto and incorporated herein by this reference (the Office Lease and Summary to be known sometimes collectively hereafter as the "Lease"), dated as of the date set forth in Section 1 of the Summary, is made by and between Magellan Property Corporation, an Arizona corporation ("Landlord"), and Matsushita Avionics Systems Corporation, a Delaware Corporation ("Tenant").

                                   ARTICLE 1
                                   ---------
                      REAL PROPERTY, BUILDING AND PREMISES
                      ------------------------------------


     1.1  Real Property, Building and Premises.  Upon and subject to the terms,
          ------------------------------------
covenants and conditions hereinafter set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 6 of the Summary (the "Premises"), which Premises consists of the entire "Building," as that term is defined in this Section 1.1. The outline of the floor plan of each floor the Premises is set forth in Exhibit A attached
                                                          ---------
hereto. The "Building" is located at 15253 Bake Parkway, Irvine, California 92718. The Building, the surface parking areas, outside land surrounding the Building which are, subject to the provisions of this Lease, appurtenant to or servicing the Building, and the land upon which any of the foregoing are situated, are herein sometimes collectively referred to as the "Real Property," which Real Property is outlined on the "Outline of the Real Property," attached hereto as Exhibit A-1.
          -----------

     1.2  Verification of Rentable Square Feet of Premises and Building.  For
                          ---------------------------------------------
purposes of this Lease, "rentable square feet" shall mean the lesser of 63,417 square feet or the square footage calculated by use of the "drip line" method of measurement; i.e., the square footage determined by a hypothetical flooding of
             ---
the roof of the Building and measuring from the line where the water would drip to the ground. The rentable square feet of the Premises and Building are subject to verification and audit which shall be completed prior to the occupancy of the Premises by Tenant and by Landlord's planners and designers.
In the event that such planner/designer determines that the amounts thereof are different from those set forth in this Lease, all amounts, percentages and figures appearing or referred to in this Lease based upon such incorrect amount (including, without limitation, the amount of the "Rent" as that term is defined in Article 4 of this Lease) shall be modified in accordance with such determination. If such determination is made, it will be confirmed in writing by Landlord to Tenant.

     1.3  Delivery of the Premises.  Upon the full execution and delivery of
          ------------------------
this Lease, Landlord shall deliver the Premises to Tenant. Except as specifically set forth in this Lease and in the Tenant Work Letter attached to this Lease as Exhibit B, Landlord shall not be obligated to provide or pay for
              ---------
any improvement work or services related to the improvement of the Premises. Tenant acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises or the Building except as specifically set forth in this Lease and the Tenant Work Letter.

                                   ARTICLE 2
                                   ---------
                                   LEASE TERM
                                   ----------


     2.1  Initial Term.  The terms and provisions of this Lease shall be
          ------------
effective as of the date of this Lease except for the provisions of this Lease relating to the payment of Rent. The term of this Lease and any validly exercised option (the "Lease Term") shall be as set forth in Section 7.1 of the Summary and shall commence on the date (the "Lease Commencement Date") set forth in Section 7.2 of the Summary (subject, however, to the terms of Section 5 of the Tenant Work Letter), and shall terminate on the date (the "Lease Expiration Date") set forth in Section 7.3 of the Summary, unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve (12) month period during the Lease Term. At any time within six (6) months following the Lease Commencement Date, Landlord may deliver to Tenant a notice of Lease Term dates in the form as set forth in Exhibit C, attached hereto, which notice Tenant shall execute and
         ---------
return to Landlord within ten (10) business days of receipt thereof (provided that if said notice is not factually correct, Tenant shall make any necessary revisions prior to returning such notice to Landlord). Notwithstanding the definition of the Lease Commencement Date for the Premises set forth in Section
3.2 of the Summary, if Tenant commences business operations from any portion of the Premises prior to the occurrence of the Lease Commencement Date (the "Pre-Occupancy Space"), all of the terms and conditions of this Lease shall apply to that portion of the Premises containing the Pre-Occupancy Space, except that Tenant shall have no obligation to pay Base Rent (but will be obligated to pay Direct Expense payments) during the period commencing on the date Tenant commences business operations from the applicable Pre-Occupancy Space and continuing until the Lease Commencement Date (the "Pre-Occupancy Period"). For purposes of the immediately preceding sentence, Tenant will not be deemed to have "commenced business operations" if Tenant has entered the Building for the purpose of performing its work of construction in the Premises; rather, the "commencement of business operations" will occur when Tenant is conducting business from the Premises in its normal course with one or more employees. At such time as the Lease Commencement Date occurs, and Tenant has relocated its business operations from the buildings located at 16255, 26267 and 16267 Laguna Canyon Road, Irvine, California, into the Premises, the rent shall cease in the former premises pursuant to a Lease Termination Agreement, in the form attached hereto as Exhibit D. Tenant shall have the right to commence business
          ---------
operations from any portion of the Premises during the Pre-Occupancy Period, provided that (i) Tenant shall give Landlord at least ten (10) days prior notice of any such use of the Premises, and (ii) a certificate of occupancy or its equivalent permitting occupancy shall have been issued by the appropriate governmental authorities for the Pre-Occupancy Space.

     2.2.  Option Terms.
           ------------

           2.2.1  Option Rights.  Landlord hereby grants Tenant two (2) options
                  -------------
to extend the Lease Term for a period of five (5) years each (the "Option Terms"), which option shall be exercisable only by written notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of each of such notices there is not an outstanding Event of Default by Tenant. Upon the proper exercise of an option to extend, the Lease Term, as it then applies to the Premises, shall be extended for a period of five (5) years. The rights contained in this Section 2.2 may only be exercised by Tenant, its "Affiliates" (as defined in Section 14.5 below) or an assignee of Tenant to whom an assignment of this Lease has been made in accordance with Article 14 (and not any sublessee or other transferee of Tenant's interest in this Lease).

           2.2.2  Option Rent.
                  -----------

                  2.2.2.1   Rent.  The Rent payable by Tenant during the Option
                            ----
Term (the "Option Rent") shall be equal to (A) ninety-five percent (95%) of the face or stated rental rate which face or stated rate may be a flat or escalating rate, as applicable, and (B) ninety-five percent (95%) of the other non-discounted economic terms, at which, as of the commencement of the Option Term, tenants are leasing non-expansion, non-affiliated, non-sublease, non-encumbered, non-equity space comparable in size, location and quality to the Premises for a term of five (5) years, which comparable space is located in other comparable buildings and building projects located in the Irvine area of Southern California, of similar age, location and quality of initial construction (the "Comparable Buildings") taking into consideration, and accounting for any relevant differences in all or any of the following to the extent applicable:

                  (a) Use, location, size and/or floor level(s) of the space in question;

                  (b) The time the particular rental rate under consideration was agreed upon and became or is to become effective;

                  (c) Abatement or free rent provisions reflecting free rent (with respect to base rental, operating expenses, real estate taxes and/or parking charges) or absence thereof during any period of the lease term, except as set forth below;

                  (d) Inclusion (or absence) of parking charges in rental, and/or, subject to the terms of Article 28, below, the extent of associated parking rights and the cost thereof and the amount of parking available for use by the tenant (it being understood that Tenant shall not be required to pay for parking, which shall remain at a ratio of six (6) spaces per 1,000 square feet of rentable area in the Building);

                  (e)  Lease takeovers/assumptions;

               (f) Relocation/moving allowances;

               (g)  Space planning allowances;

               (h) Tenant improvement, refurbishment and/or repainting allowances;

               (i) Any other concessions or inducements;

               (j) The base year or expense-stop, if any, applicable to such comparable space;

               (k) Any other adjustments (including by way of Consumer Price Index or other indexes) to base rental; and

               (l)  Term of lease.

               Notwithstanding the foregoing, however, in calculating the Option Rent, no consideration shall be given to (1) any period of rent abatement given such tenants in connection with the construction of improvements in such comparable space or (2) the presence or absence of a brokerage commission in connection with Tenant's exercise of the Option Term, or in connection with such comparable deals.

               2.2.2.2   Concessions.  The arbitrator shall inform Landlord and
                         -----------
Tenant of the amount of any concessions to be granted Tenant pursuant to items
(e) through (i), above (the "Option Concessions") as a component of the Option Rent. Landlord or Tenant may make a binding election that, in lieu of granting any or a portion the Option Concessions to Tenant in the form and at the times as granted in the comparable transactions, the rental rate component of the Option Rent shall be adjusted to be an effective rental rate which takes into consideration the total present dollar value (with interest at the Interest
Rate) of that portion of such Option Concessions which Landlord or Tenant has elected not be granted to Tenant (in which case that portion of the Option Concessions evidenced in the effective rental rate shall not be granted to Tenant).

          2.2.3  Exercise of Option.  The options contained in this Section 2.2
                 ------------------
shall be exercised by Tenant, if at all, and only in the following manner: (i) Tenant shall deliver written notice to Landlord (the "Option Interest Notice") not more than nineteen (19) months nor less than fifteen (15) months prior to the expiration of the initial Lease Term or the initial Option Term, as applicable, stating that Tenant is interested in exercising its option, and within thirty (30) days after receipt of Tenant's Option Interest Notice Landlord shall deliver to Tenant notice containing Landlord's proposed Option Rent; (ii) Landlord and Tenant shall thereafter use their reasonable good-faith efforts to agree upon the Option Rent before the first day of the thirteenth
(13th) month prior to the expiration of the initial Lease Term or the initial Option Term, as applicable; (iii) whether or not Tenant has previously delivered an Option Interest Notice to Landlord, not later than the first day of the thirteenth (13th) month prior to the expiration of the initial Lease Term or the initial Option Term, as applicable, Tenant may, by notice to Landlord, request Landlord's determination of the Option Rent which Landlord would submit to arbitration, if arbitration were to occur under Section 1.5.7, above, and within ten (10) business days of such request, Landlord and Tenant shall each concurrently deliver to the other the determinations of the Option Rent that each would submit to arbitration if arbitration were to occur under Section 1.5.7, above (the "Arbitration Option Rent"); and (iv) if Tenant wishes to exercise its option Tenant shall, on or before the date occurring twelve (12) months prior to the expiration of the initial Lease Term or the initial Option Term, as applicable, exercise the option by delivering written notice thereof to Landlord and upon, and concurrent with, such exercise Tenant may, at its option, elect to arbitrate the Option Rent, in which case the parties shall follow the procedure, and the Option Rent shall be determined, as set forth in Section 2.2.4, below. Notwithstanding the foregoing, if Tenant fails to deliver the Option Interest Notice, Tenant may nevertheless, on or before the date which is twelve (12) months prior to the expiration of the initial Lease Term or the initial Option Term, as applicable, deliver to Landlord notice that Tenant is thereby irrevocably electing to exercise its option to extend the Lease Term, in which case the Option Rent shall be determined pursuant to the procedure set forth in Section 2.2.4, below.

          2.2.4  Determination of Option Rent.  In the event Tenant timely
                 ----------------------------
elects to arbitrate the Option Rent, pursuant to the terms of Section 2.2.3, Landlord and Tenant shall attempt to agree upon the Option Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Tenant's election to arbitrate (the "Outside Agreement Date"), then each party shall make a separate determination of the Option Rent within ten (10) business days after the Outside Agreement Date, and such determinations (which for purposes of this Section 2.2.4 shall also be known as "Arbitration Option Rents") shall be submitted to arbitration in accordance with Sections 2.2.4.1 through 2.2.4.7, below; provided, however, that if the Arbitration Option Rents have been established pursuant to Section 2.2.3, then such Arbitration Option Rents shall be submitted to arbitration in accordance with Sections 2.2.4.1 through 2.2.4.7, below.

               2.2.4.1 Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate broker or appraiser who shall have been active over the five (5) year period ending on the date of such appointment in the leasing (or appraisal, as the case may be) of Irvine, California-area commercial buildings such as the Comparable Buildings, exclusive of any broker from any brokerage firm currently representing (or who had previously represented within the preceding two (2) year period) either party or any affiliate thereof. The determination of the arbitrators shall be limited solely to the issue area of whether Landlord's or Tenant's submitted Arbitration Option Rent is the closest to the actual Option Rent as determined by the arbitrators, taking into account the requirements of Section 2.2.2. Each such arbitrator shall be appointed within fifteen (15) days after the applicable Outside Agreement Date.

               2.2.4.2  The two arbitrators so appointed shall within fifteen
(15) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators.

               2.2.4.3 The three arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Arbitration Option Rent and shall notify Landlord and Tenant thereof.

               2.2.4.4 Subject to the following provisions, the decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant.

               2.2.4.5 If either Landlord or Tenant fails to appoint an arbitrator within 15 days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and, subject to the provisions of this Section 2.2.4, such arbitrator's decision shall be binding upon Landlord and Tenant.

               2.2.4.6 If the two arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instruction set forth in this Section 2.2.4.

               2.2.4.7 The cost of the arbitration shall be paid by the party whose submitted Arbitration Option Rent is not selected.


                                   ARTICLE 3
                                   ---------

                                   BASE RENT
                                   ---------

     Tenant shall pay, without notice or demand, to Landlord at the address set forth in Section 3 of the Summary, or at such other place in the continental United States as Landlord may from time to time designate in writing, by check drawn upon a bank located in the United States of America, base rent ("Base Rent") as set forth in Section 8 of the Summary, payable in equal monthly installments as set forth in Section 8 of the Summary in advance on or before the first day of each and every month during the Lease Term, without any setoff or deduction whatsoever, except as otherwise expressly provided in this Lease. If any rental payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any rental payment is for a period which is shorter than one month, then the rental for any such fractional month shall be a proportionate amount of a full calendar month's rental based on the proportion that the number of days in such fractional month bears to the number of days in the calendar month during which such fractional month occurs. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

                                   ARTICLE 4
                                   ---------

                                ADDITIONAL RENT
                                ---------------

     4.1  Additional Rent.  In addition to paying the Base Rent specified in
          ---------------
Article 3 of this Lease, and except to the extent which Tenant elects to manage the Real Property and pay such expenses on a direct basis (subject to a review thereof by Landlord on a semi-annual basis, with Landlord reserving the right to reinstate itself in the management role if Landlord determines, in good faith that Tenant is not performing its management responsibilities in a manner which appropriately preserves the value of the Real Property) Tenant shall pay as additional rent for each "Expense Year," as that term is defined in Section
4.2.4 of this Lease, all of the annual "Direct Expenses," as that terms is defined in Section 4.2.2 of this Lease. Such additional rent, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, shall be hereinafter collectively referred to as the "Additional Rent." The Base Rent and Additional Rent are herein collectively referred to as the "Rent." All amounts payable to under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner and place as the Base Rent. All direct payments by Tenant to vendors, suppliers, and other providers of services to the Premises shall be timely made. Without limitation on other obligations which shall survive the expiration of the Lease Term, the obligations of Tenant and Landlord provided for in this Article 4 shall survive the expiration of the Lease Term.

     4.2  Definitions.  As used in this Article 4, the following terms shall
          -----------
have the meanings hereinafter set forth:

          4.2.1 "Calendar Year" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

          4.2.2 "Direct Expenses" shall mean "Operating Expenses" and "Tax Expenses."

          4.2.3  "Expense Year" shall mean each Calendar Year.

          4.2.4 "Operating Expenses" shall mean all direct and indirect costs, expenses, and assessments charged to the Real Property with respect to its operation (including insurance premiums for the insurance policies described in Section 10.2, 10.3 and 10.5 below), management, use, maintenance and repair, other than those which are set forth in Section 6.1 below.

          4.2.5 "Tax Expenses" shall mean all federal, state, county, or local governmental or municipal taxes, fees or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Building), which are allocable to a particular Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) in connection with the ownership, leasing and operation of the Real Property or Landlord's interest therein.

          4.2.5.1  Tax Expenses shall include, without limitation:

                   (i) Any governmental tax on Landlord's rent, right to rent or other income from the Real Property or as against Landlord's business of leasing any of the Real Property;

                   (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included as of the date hereof within the definition of real property tax;

                   (iii) Any governmental assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any gross income tax with respect to the receipt of such rent; and

                   (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises.

          4.2.5.2 With respect to any assessment otherwise includable within Tax Expenses that may be levied against or upon the Real Property and that under the laws then in force may be evidenced by improvement or other bonds, or may be paid in annual installments, there shall be included within the definition of Tax Expenses with respect to any tax fiscal year only the amount currently payable on such bonds, including interest, for such tax fiscal year, or the current annual installment for such tax fiscal year, in each case utilizing the payment or installment method which will minimize the amount of Tax Expenses.

          4.2.5.3 If the method of taxation of real estate prevailing at the time of execution hereof shall be, or has been, altered so as to cause the whole or any part of the taxes now, hereafter or heretofore levied, assessed or imposed on real estate to be levied, assessed, or imposed upon Landlord, wholly or partially, as a capital levy or otherwise, or on or measured by the rents received therefrom, then such new or altered taxes attributable to the Real Property shall be included within the term "Tax Expenses" except that the same shall not include any enhancement of said tax attributable to other income of Landlord.

               4.2.5.4 Subject to the provisions of this Lease, any reasonable expenses reasonably incurred by Landlord in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid.

               4.2.5.5 Tax refunds shall be deducted from Tax Expenses in the Expense Year to which the same are attributable.

               4.2.5.6 Subject to the terms of Section 4.5, below, if Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof by Landlord for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, such increase shall be included in Tax Expenses in the Expense Year to which such increase is attributable, and Tenant shall pay Landlord Tenant's Share of such increased Tax Expenses to the extent there exists an Excess for such Expense Year.

               4.2.5.7 Notwithstanding anything to the contrary contained in this Lease, there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Building), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under
Section 4.4 of this Lease.

     4.3  Calculation and Payment of Additional Rent.
          ------------------------------------------

          4.3.1  Payment Direct Expenses.  For any Expense Year ending or
                 -----------------------
commencing within the Lease Term Tenant shall pay directly, or, as applicable, to Landlord, in the manner set forth in Section 4.3.2, below, and as Additional Rent, an amount equal to the Direct Expenses for such Expense Year.

          4.3.2  Statement of Actual Direct Expenses and Payment by Tenant.
                 ---------------------------------------------------------
Landlord shall endeavor to give to Tenant on or before the first day of April following the end of each Expense Year, a statement (the "Statement"), certified by an appropriate official of Landlord or independent certified public accountant, which shall state that portion of the Direct Expenses not directly paid by Tenant, and which portion is allocable to such preceding Expense Year. Tenant shall pay, within thirty (30) days after receipt of the Statement, the full amount of the Landlord-billed Direct Expenses for such Expense Year, less the amounts, if any, paid during such Expense Year as an "Estimated Payment," as that term is defined in Section 4.3.3, below. In the event the amount paid by Tenant as an Estimated Payment exceeds the amount of the Landlord-billed Direct Expenses, Tenant shall receive a credit against the next payment of Additional Rent due under this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice either party from enforcing its rights under this Article 4; provided, however, that except with regard to the recalculation of those items of Direct Expenses which are not under Landlord's reasonable control, specifically including Tax Expenses and public utility charges, Landlord shall not be permitted to add to Direct Expenses or bill for the first time any portion of

Direct Expenses more than three (3) years following the last day of the Expense Year to which such Direct Expenses relate.

          Subject to the provisions of this Lease, even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of the Direct Expenses for the Expense Year in which this Lease terminates,
(i) if Tenant has not paid all of the Direct Expenses for such Expense Year, Tenant shall pay to Landlord, within thirty (30) days after receipt of a reasonably detailed bill therefor, an amount as calculated pursuant to the provisions of Section 4.3.1 of this Lease, and (ii) if Tenant has made an overpayment of Additional Rent, Landlord shall pay the same to Tenant within thirty (30) days of such determination. The provisions of this Section 4.3.2 shall survive the expiration or earlier termination of the Lease Term.

          4.3.3  Statement of Estimated Direct Expenses.  In addition, Landlord
                 --------------------------------------
shall endeavor to give Tenant a yearly expense estimate statement (the "Estimate Statement") within one hundred twenty (120) days of the commencement of each Expense Year, which Estimate Statement shall set forth Landlord's reasonable estimate (the "Estimate") of what the total amount of Landlord-billed Direct Expenses for the then-current Expense Year shall be (the "Estimated Payment"). The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Payment under this Article 4. Tenant shall pay, within thirty (30) days of Tenant's receipt of such Estimate Statement, a fraction of the Estimated Payment for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.3.3). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Payment set forth in the previous Estimate Statement delivered by Landlord to Tenant.

     4.4  Taxes and Other Charges for Which Tenant Is Directly Responsible.
          ----------------------------------------------------------------
Tenant shall reimburse Landlord, within thirty (30) days of Tenant's receipt of a reasonably detailed written demand accompanied by appropriate supporting evidence (but in any case prior to delinquency), for any and all taxes or assessments required to be paid by Landlord (except to the extent included in Tax Expenses by Landlord), excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when said taxes are required to be paid by Tenant and said taxes are measured by or reasonably attributable to the cost of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or by the cost of all leasehold improvements made in or to the Premises by or for Tenant.

                                   ARTICLE 5
                                   ---------

                                USE OF PREMISES
                                ---------------

     5.1  Permitted Use. Tenant shall use the Premises for general office
          -------------
purposes, manufacturing, warehousing, testing, assembly and for other purposes ancillary thereto and consistent therewith and for any other legally permitted purpose.

     5.2  Prohibited Uses.  Tenant shall not use the Premises or any part
          ---------------
thereof for any use or purpose contrary to the provisions of the Declaration of the Covenants, Conditions and Restrictions for the Irvine Spectrum recorded on ___________ as Instrument No. ______, Official Records of Orange County, California (the "CC&Rs"). Tenant shall comply with all other recorded covenants, conditions and restrictions now or (so long as no negative impact affects the Premises or Tenant's occupancy of the Premises) hereafter affecting the Premises. Tenant shall not use or allow another person or entity to use any part of the Premises for the storage, use, treatment, manufacture or sale of "Hazardous Material" as that term is defined in Section 29.24 of this Lease.


                                   ARTICLE 6
                                   ---------

                             SERVICES AND UTILITIES
                             ----------------------

     6.1  In General.  Tenant will be responsible, at its sole cost and expense,
          ----------
for the furnishing of all services and utilities to the Premises, including, but not limited to heating, ventilation and air-conditioning, electricity, water, telephone janitorial and security services.

     6.2  Interruption of Use.  Except as provided in Sections 6.4 and 19.5,
          -------------------                         ---------------------
below, Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure of Tenant to receive any service (including telephone and telecommunication services) or utility for any reason whatsoever, or for any diminution in the quality or quantity thereof, and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease, except as provided in this Lease to the contrary. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental or any such failure of Tenant to receive any services or utilities.

     6.3  No Obligation.  Landlord shall have no obligation to provide any
          -------------
services or utilities to the Premises including, but not limited to heating, ventilation and air-conditioning, electricity, water, telephone, janitorial and security services.

     6.4  Abatement Conditions.
          --------------------

          6.4.1 Notwithstanding anything to the contrary contained in this Lease, if Tenant is prevented from using all or a portion of the Premises for its normal business operations, and Tenant does not, in fact, use the all or a portion of the Premises for a period of three (3) consecutive business days or more, (i) due to any service or utility, meaning HVAC, electricity or water (collectively, the "Essential Services"), not being provided to the Premises, or portion thereof, as required by the terms of this Lease, (ii) because of the presence, in a form or concentration in violation of applicable law then in effect, of Hazardous Materials regarded as unhealthful under applicable regulations then in effect in or about the Premises (which Hazardous Materials were not brought onto the Premises by Tenant or Tenant's employees, agents, or licensees), or (iii) due to a "Service Interruption" (meaning an interruption in services as described in Section 6.2 above), because Tenant does not have access to the Building, the Premises, or portion thereof, and such prevention from use is not caused by Tenant and/or its agents, or if caused by Tenant and/or its agents, such prevention from use is covered by insurance required to be carried by Landlord under the provisions of Article 10 of this Lease, the following Sections 6.4.1.1 and 6.4.1.2 shall apply (the conditions set forth in items (i) through (iii), above, to be known as an "Abatement Condition"). Notwithstanding the foregoing, this Section 6.4 shall not apply to the damage or destruction of the Premises or the parking area pursuant to Article 11, or to the condemnation of the Premises pursuant to Article 13. To the extent an Abatement Condition affects only a portion of the Premises, and such portion is a material portion of the Premises, and Tenant is not reasonably able to conduct its business from the remaining portion of the Premises, the Abatement Condition shall be deemed to affect the entire Premises.

               6.4.1.1 Tenant shall promptly deliver to Landlord notice (the "Cure Notice") of such condition and if Landlord fails to cure such condition within two (2) business days after delivery to it of the Cure Notice, then Rent applicable to the affected portion of the Premises shall be abated from the date which occurred three (3) full business days prior to delivery to Landlord of the Cure Notice until the date when such failure is cured; provided, however, that if Tenant has previously paid Rent to Landlord for a period of time subsequent to the commencement of Tenant's right to abate Rent hereunder, then Landlord shall, within ten (10) business days following the date of such abatement, credit to Tenant an amount equivalent to such excess payments against the sums next due under this Lease, or, if after the expiration or termination of this Lease, reimburse to Tenant the amount of such excess payments. The right to abate Rent set forth in this Section 6.4 shall be Tenant's sole and exclusive Rent Abatement remedy for the occurrence of an Abatement Condition.

               6.4.1.2 If any Abatement Condition shall not be cured within ninety (90) days after Landlord's receipt of the Cure Notice, the Abatement Condition applies to the entire Premises and Tenant does not use a commercially tenantable portion of the Premises during a significant portion of the period of the Abatement Condition, then Tenant, upon notice to Landlord and "Lender" (as that term is defined in Article 18 hereof) (the "Services Termination Notice") within thirty (30) days after the expiration of such ninety (90) day period (the "Termination Cure

Period"), may terminate this Lease, which termination shall be deemed effective upon Tenant's vacation of the entire Premises, but in no event more than two (2) years after the receipt of the Services Termination Notice by Landlord and Lender.

          6.4.2 If any governmental entity promulgates or revises any statute, ordinance, building code, fire code or other code or imposes mandatory controls on Landlord or any part thereof, relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions or the provision of any other utility or service provided with respect to this Lease or if Landlord is required to make alterations to the Building or any other part in order to comply with such mandatory controls or guidelines (which compliance shall be subject to the terms of Article 7 of this Lease), then Landlord shall comply with such mandatory controls or make such alterations to the Building or any other part of the Real Property related thereto without creating any liability of Landlord to Tenant under this Lease, provided that the Premises are not thereby rendered untenantable and provided further that Landlord shall use reasonable efforts to minimize the impact of such compliance and alterations on Tenant's use and occupancy of the Premises. Such compliance and the making of such permitted alterations shall, except as provided in
Section 6.4.1, not entitle Tenant to any damages, relieve Tenant of the obligation to pay the full Rent reserved hereunder or constitute or be construed as a constructive or other eviction of Tenant.

                                   ARTICLE 7
                                   ---------

                                    REPAIRS
                                    -------

     7.1  Tenant's Obligations.
          --------------------

          7.1.1  Tenant Required Actions.  Subject to the provisions of Section
                 ----------------
7.2, Articles 11 and 13 and Section 29.29, Tenant shall, at Tenant's sole cost and expense, operate, keep, and maintain, and. as necessary, repair, restore, replace, and make any capital improvements to (collectively, the "Tenant Required Actions") (i) the structural portions of the Building (excluding the structural skeleton of the Building described in Section 7.2 below), including the ceilings, floor surface, interior walls and wall covering, roof membrane (Landlord will replace the roof membrane when it is no longer reasonably and economically subject to repair, and the cost of such replacement shall be amortized (including interest on the unamortized cost) over its useful life as Landlord shall reasonably determine, payable by Tenant as an Operating Expense; Landlord is to repair and maintain roof membrane), shafts, stairs, parking areas, stairwells, elevator cabs, washrooms, and Building mechanical, electrical and telephone closets (collectively, "Building Structure"), and (ii) the Building mechanical, electrical, life safety, plumbing, sprinkler systems, and heating, ventilation and air-conditioning systems (the "Building Systems"), in good order and repair and in good and safe working order and condition at all times during the Lease Term, including any items of the Building Structure or Building Systems included in the "Tenant Improvements", as that term is defined in the Tenant Work Letter, or "Alterations", as that term is defined in Section 8.1, below (collectively, the "Tenant Maintenance Items"). All repairs and maintenance of the Premises by Tenant as required under the Lease shall be performed in a good and safe manner by contractors and other personnel reasonably approved by Landlord, and in compliance with the provisions of
Article 8, below. Tenant shall also be obligated to pay, as an Operating Expense, the following costs: the cost of any capital improvements made by Landlord which are intended as a labor saving device or to effect other economies in the operation or maintenance of the Real Property, or any portion thereof, or made to all or any portion, or any portion thereof, after the Lease Commencement Date which are required under any governmental law or regulation which was not applicable at the time that permits for the construction of the Building were obtained; provided, however, that each such permitted capital expenditure shall be amortized (including interest on the unamortized cost) over its useful life as Landlord shall reasonably determine, provided, however, that Tenant shall not be responsible for such amortization payments to the extent that the capital expenditure was for an item as to which Landlord is solely responsible under the provisions of Section 7.2 below.

          7.1.2  Maintenance Contracts.  As a part of Tenant's Required Actions,
                 ------------
Tenant shall, at Tenant's sole cost and expense, maintain contracts for the inspection, maintenance and service of the (i) heating, air conditioning and ventilation equipment, (ii) boiler, fired or unfired pressure vessels, (iii) fire sprinkler and/or standpipe and hose or other automatic fire extinguishing systems, including fire alarm and/or smoke detection, and (iv) electrical systems.

          7.2  Lessor's Obligations.  It is intended by the parties hereto that
               --------------------
Lessor have no obligation, in any manner whatsoever, to take any of the Tenant Required Actions with respect to the Building Systems or Building Structure, except as set forth in this Section 7.2, below. It is the intention of the parties that the terms of this Lease govern the respective obligations of the parties as to maintenance and repair of the Premises. Tenant waives the right to make repairs at the expense of Landlord or to terminate this Lease by reason of any needed repairs under Sections 1941 and 1942 of the California Civil Code, or any similar law, statute, or ordinance, now or hereafter in effect. Notwithstanding the foregoing, during the Lease Term, Landlord shall maintain and repair the structural skeleton of the Building consisting only of the floor slabs, foundation, roof structure, roof membrane (subject to Tenant's replacement amortization payment responsibility described in Section 7.1.1 above), curtain walls and exterior glass and mullions ("Landlord Maintenance Items"). Further, Landlord shall provide Tenant with a Title 19 Inspection Report for the fire sprinkler system for the Building. The Building shall be delivered with all of the Building Systems described in Section 7.1.1. above in proper working condition including also the restrooms, sewer and gas systems serving the Premises. Landlord hereby agrees that to the extent that the Building and its component parts were not constructed in accordance with applicable building codes at the time of construction, Landlord shall at its sole cost and expense, remedy any and all such portions of the Building or its component parts so long as such non-compliance is ascertained within one (1) year from the Commencement Date. Lessor shall provide written certification from a State-licensed electrical inspector, that the Building's main switchboard meets the DL standard in existence at the time of installation.

          7.3  Tenant's Right to Make Repairs.  If Tenant provides written
               ------------------------------
notice to Landlord of an event or circumstance which requires the action of Landlord with respect to the Landlord Maintenance Items, and Landlord fails to provide or commence to provide (and thereafter diligently proceed with such efforts to completion), such action as required by the terms of this Lease within ten (10) days after receipt of such written notice (or such lesser period of time as may be applicable in the event of an emergency), Tenant may proceed to take the required action upon delivery of an additional five (5) business days notice to Landlord (or within the applicable and appropriate time period based on an emergency) specifying that Tenant is taking such required action, and if such action was required under the terms of this Lease to be taken by Landlord, then Tenant shall be entitled to prompt reimbursement by Landlord of Tenant's costs and expenses in taking such action plus interest at the Interest Rate during the period from the date Tenant incurs such costs and expenses until such time as payment is made by Landlord. Tenant shall use only those contractors used by Landlord for such work unless such contractors are unwilling or unable to perform such work, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in Comparable Buildings. Further, if Landlord does not deliver a detailed written objection to Tenant, within thirty (30) days after receipt of an invoice by Tenant of its costs of taking action which Tenant claims should have been taken by Landlord, and if such invoice from Tenant sets forth a reasonably particularized breakdown of its costs and expenses in connection with taking such action on behalf of Landlord, then Tenant shall be entitled to deduct from Rent payable by Tenant under this Lease, the amount set forth in such invoice together with interest at the Interest Rate. If, however, Landlord in good faith delivers to Tenant, within thirty (30) days after receipt of Tenant's invoice, a written objection to the payment of such invoice, setting forth with reasonable particularity Landlord's reasons for its claim that such action did not have to be taken by Landlord pursuant to the terms of this Lease or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive), then Tenant shall not be entitled to such deduction from Rent, but Tenant may proceed to institute legal proceedings against Landlord to collect the amount set forth in the subject invoice. If Tenant receives a non-appealable final judgment against Landlord in connection with such legal proceedings, Tenant may deduct the amount of the judgment, not to exceed the amount of the unpaid portion of the relevant invoice, together with interest thereon at the Interest Rate from the Base Rent next due and owing under this Lease.


                                   ARTICLE 8
                                   ---------

                           ADDITIONS AND ALTERATIONS
                           -------------------------


     8.1  Landlord's Consent to Alterations.  Tenant may, without the need to
          ---------------------------------
obtain the consent or approval of Landlord, make any improvements, alterations, additions or changes to the Premises (collectively, the "Alterations") desired by Tenant which do not create a Design Problem, by providing Landlord with written notice not less than six (6) business days prior to the commencement thereof. For purposes of this Lease, "Design Problem" shall mean any alteration, repair, modification, or improvement by Tenant which (a) materially and adversely affects the Building Systems or Building Structure, (b) is not in compliance with applicable laws, or (c) affects the exterior appearance of the Building. Tenant may not make any Alteration which may create a Design Problem (collectively, "Consent Alterations"), without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than ten (10) business days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord. In the event Tenant proposes to make a Consent Alteration, Tenant's notice regarding the proposed Alteration shall include the plans and specifications for the Alterations. Landlord shall grant or withhold its consent to any Consent Alterations within ten (10) business days of receipt of Tenant's notice; Landlord's failure to respond within three (3) business days of a second notice given after such ten (10) business day period shall be deemed to evidence Landlord's approval with respect to the same. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8.

     8.2  Manner of Construction.  In connection with the making of Alterations,
          ----------------------
except for minor or purely cosmetic Alterations such as painting or replacement of wall covering ("Finish Work"), Tenant shall utilize only contractors and subcontractors selected from the list of contractors and subcontractors attached to this Lease as Schedule "1" to Exhibit "B", or which have been otherwise
                 ------------    -----------
approved by Landlord, which approval shall not be unreasonably withheld or delayed. Subject to the terms of Article 24, below, Tenant shall construct all Alterations in conformance with any and all applicable rules and regulations of any federal, state, county or municipal code or ordinance and, when required pursuant to applicable law, pursuant to a valid building permit issued by the City of Irvine. Landlord's approval of the plans, specifications and working drawings for Tenant's Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. All work with respect to any Alterations must be done in a good and workmanlike manner. Upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of Orange County in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and, except as to Finish Work, Tenant shall deliver to Landlord a reproducible copy of the construction set of drawings of the Alterations (or, at Tenant's election, a copy of the final working drawings for such Alterations, with field changes shown thereon) within thirty (30) days following completion thereof.

     8.3  Construction Insurance.  Prior to the commencement of any Alteration,
          ----------------------
Tenant shall provide Landlord with reasonable evidence that Tenant carries "Builder's All Risk" insurance in a commercially reasonable amount given the scope of such Alterations, covering the construction of such Alterations, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Landlord may, in its discretion, require any "Transferee," as that term is defined in Section 14.1, below, other than any Affiliate, to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.

     8.4  Landlord's Property.  Subject to the terms of this Lease, all
          -------------------
Alterations, improvements, fixtures and/or equipment which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord, except that Tenant shall have the right to remove any such Alterations, improvements, fixtures and/or equipment which Tenant can reasonably substantiate to Landlord have not been paid for with any tenant improvement allowance funds provided to Tenant by Landlord, together with any non-affixed personal property in the Premises, provided Tenant repairs any damage to the Premises and Building caused by such removal. Upon the expiration or early termination of the Lease Term, Landlord may, by written notice to Tenant, require Tenant at Tenant's expense remove any improvements in the Premises, including the initial Tenant Improvements and any Alterations, and repair any damage to the Premises and Building caused by such removal, and leave the Premises in a broom-clean condition. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any such improvement, after notice to Tenant from Landlord, and a reasonable opportunity (based on the then current circumstances) for Tenant to complete such removal and/or repair, Landlord may do so and may charge the cost thereof to Tenant.


                                   ARTICLE 9
                                   ---------

                             COVENANT AGAINST LIENS
                             ----------------------

     Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Real Property, Building or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only. Landlord shall have the right at all times to post and keep posted on the Premises customary notices of non-responsibility which it deems necessary for protection from such liens. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Real Property, the Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any such lien, Tenant covenants and agrees to cause it to be immediately released and removed of record by bond or otherwise within ten (10) business days after notice by Landlord, and if Tenant shall fail to do so Landlord, at its sole option, may, after an additional five (5) business days notice to Tenant, take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys' fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall be due and payable by Tenant within thirty (30) days of receipt of an invoice therefor.

                                   ARTICLE 10
                                   ----------

                                   INSURANCE
                                   ---------


     10.1 Indemnification and Waiver.
          --------------------------

          10.1.1    Waiver.  Tenant hereby assumes all risk of damage to
                    ------
property or injury to persons in or upon the Premises from any cause whatsoever and agrees that Landlord, its partners and their respective officers, agents, servants, and employees (collectively, the "Landlord Parties") shall not be liable for any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant, except to the extent caused by the negligence or wilful misconduct of the Landlord Parties.

          10.1.2    Tenant's Indemnity.  Tenant shall indemnify, defend,
                    ------------------
protect, and hold harmless Landlord and the Landlord Parties from any and all claims, loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) (collectively, "Claims") incurred in connection with or arising from (1) any cause in or on the Premises during the Lease Term or any holdover period and (2) subject to the terms of the last sentence of Section 10.1.3, below, any acts or omissions or wilful misconduct of Tenant or any person claiming by, through or under Tenant, its partners, and their respective officers agents, servants or employees of Tenant or any such person (collectively, "Tenant Parties"), in or on or about the Premises or the Real Property either prior to, during, or after the expiration of the Lease Term, provided that, except as set forth below, the terms of the foregoing indemnity shall not apply to the extent such Claims arise from the negligence or wilful misconduct of the Landlord Parties in connection with the Landlord Parties' activities in, on or about the Real Property, including the Premises. Notwithstanding the foregoing, because Tenant must carry insurance pursuant to
Section 10.3.2, below, to cover its personal property and all office furniture,
--------------
trade fixtures, office equipment and merchandise within the Premises and the Tenant Improvements and Alterations, Tenant hereby agrees to protect, defend, indemnify and hold Landlord harmless from any Claim with respect to any such property within the Premises, to the extent such Claim is covered by Tenant's insurance, even if resulting from the negligence or wilful misconduct of the Landlord Parties.

          10.1.3    Landlord's Indemnity.  Landlord shall indemnify, defend,
                    --------------------
protect, and hold harmless Tenant and the Tenant Parties from any Claims incurred in connection with or arising from (1) any cause in or about the Real Property during the Lease Term (to the extent covered by Landlord's insurance policies carried pursuant to the terms of Section 10.2, below), or (2) any negligent acts or omissions or wilful misconduct of any of the Landlord Parties in, on, or about the Premises (subject to the terms of the last sentence of Section 10.1.2, above) or the

Real Property, either prior to, during, or after the expiration of the Lease Term, provided that, except as set forth below, the terms of the foregoing indemnity shall not apply to the extent such Claims arise from the negligence or wilful misconduct of the Tenant Parties in connection with the Tenant Parties' activities in, on, or about the Real Property. Notwithstanding the foregoing, because Landlord is required to maintain pursuant to the terms of Section 10.2, below, insurance on the Building and Real Property and Tenant compensates Landlord for such insurance as part of Operating Expenses, Landlord hereby agrees to protect, defend, indemnify and hold Tenant harmless from any Claims with respect to the Building and Landlord's equipment and property on the Real Property to the extent such Claim is covered by Landlord's insurance, even if resulting from the negligent acts or wilful misconduct of the Tenant Parties.

          10.1.4    Waiver of Consequential Damages.  Notwithstanding any
                    -------------------------------
contrary provision of this Lease, neither Landlord nor Tenant shall be liable to the other party for any consequential damages for a breach or default under this Lease, provided that this sentence shall not be applicable to any consequential damages which may be incurred by the Landlord Parties relating to or in connection with (i) action taken by or on behalf of Tenant pursuant to the provisions of Section 7.3, above, or (ii) any holdover by Tenant following the
              ------------
expiration of the Lease Term, subject to and in accordance with the provisions of Article 16 hereof.
   ----------

          10.1.5    General Terms.  The provisions of this Section 10.1 shall
                    -------------
survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

     10.2 Landlord's Fire and Casualty Insurance.  Landlord shall maintain
          --------------------------------------
during the Lease Term "all-risk" insurance insuring the Building against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage, earthquake and flood damage and special extended. Such coverage shall be written for one hundred percent (100%) of the replacement cost value of the Building, without deduction for depreciation, and shall be from such companies, and on such other terms and conditions as Landlord may from time to time reasonably determine. Such insurance coverage shall also include a rental loss endorsement and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Real Property or the ground or underlying lessors of the Real Property, or any portion thereof. Notwithstanding the foregoing provisions of this
Section 10.2, the coverage and amounts of insurance carried by Landlord in
------------
connection with the Building shall at a minimum be comparable to the coverage and amounts of insurance which are carried by reasonably prudent landlords of Comparable Buildings, and Worker's Compensation and Employee's Liability coverage as required by applicable law. Upon inquiry by Tenant, from time to time, Landlord shall inform Tenant of all such insurance carried by Landlord. Tenant shall, at Tenant's expense, comply as to the Premises with all customary insurance company requirements pertaining to the use of the Premises to the extent consistent with the insurance company requirements imposed at the Comparable Buildings. If Tenant's conduct or use of the Premises other than for the uses permitted under Section 5.1 of this Lease causes any increase in the premium for such insurance policies, then Tenant shall, following notice from Landlord either (i) cease such conduct or use, or (ii) reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body to the extent consistent with the rules, orders, regulations or requirements imposed at the Comparable Buildings.

     10.3 Tenant's Insurance.  Tenant shall maintain the following coverages in
          ------------------
the following amounts.

          10.3.1 Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant's operations or use of the Premises, including a Broad Form Commercial General Liability endorsement covering the insuring provisions of this Lease and, to the extent customarily and commercially available, covering the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability not less than:

          Bodily Injury and
          Property Damage Liability  $5,000,000 each occurrence
                                     $5,000,000 annual aggregate
                                     $5,000,000 each occurrence
          Personal Injury Liability
                                     $5,000,000 annual aggregate

          10.3.2 "All-Risk" Insurance, with commercially reasonable deductibles, covering (i) all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, (ii) the Tenant Improvements, and (iii) all other improvements, alterations and additions to the Premises, including any improvements, alterations or additions installed at Tenant's request above the ceiling of the Premises or below the floor of the Premises. Such insurance shall be written for the full replacement cost value, new, without deduction for depreciation, of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and may include, at Tenant's sole option, a vandalism and malicious mischief endorsement, and sprinkler leakage coverage.

          10.3.3    Form of Policies.  The minimum limits of policies of
                    ----------------
liability insurance required of Tenant or Landlord under this Lease shall in no event limit the liability of Tenant or Landlord under this Lease. Each party's insurance shall (i) name the other party (including, as to Landlord, the "Lender," as described in Article 18 below), as an additional insured; (ii) specifically cover the Tenant's indemnity obligations of the insuring party set forth in Section 10.1 of this Lease to the extent customarily and commercially available; (iii) be issued by an insurance company having a rating of not less than B+/VII in Best's Insurance Guide or which is otherwise reasonably acceptable to the named party and licensed to do business in the State of California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by the named party is not excess and is non-contributing with any insurance requirement of the insuring party; and (v) contain a cross-liability endorsement or severability of interest clause acceptable to the named party. The insuring party shall use its good faith efforts to cause its insurance carrier to provide that said insurance carrier shall endeavor to give thirty (30) days' prior written notice to the named party and any mortgagee or ground or underlying lessor of the named party prior to the date said insurance is canceled. The parties agree that the insuring party may satisfy its insurance requirements herein with a "blanket" or "umbrella" insurance policy covering the Premises and other premises of the insuring party. The insuring party shall deliver said policy or policies or certificates thereof to the named party on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof. In the event the insuring party shall fail to procure such insurance, or to deliver such policies or certificate at least thirty (30) days before the expiration dates thereof, the named party may, at its option, if such failure continues for ten (10) business days following written notice to the insuring party, procure such policies for the account of the insuring party, and the cost thereof shall be paid to the named party as Additional Rent within thirty (30) days after delivery to the insuring party of bills therefor.

     10.4 Subrogation.  Landlord and Tenant agree to have their respective
          -----------
insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be. Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to their respective property to the extent such loss or damage is insurable under the types of policies of insurance set forth in Sections 10.2 and 10.3.2, above.

     10.5 Additional Insurance Obligations.  Tenant shall carry and maintain
          --------------------------------
during the entire Lease Term, at Tenant's sole cost and expense, such increased amounts of the insurance required to be carried by Tenant pursuant to this
Article 10, and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord; provided that such requests shall be consistent with the treatment of comparable tenants in the Comparable Buildings.


                                   ARTICLE 11
                                   ----------

                             DAMAGE AND DESTRUCTION
                             ----------------------


     11.1 Repair of Damage to Premises by Landlord.  Except in the case where
          ----------------------------------------
Landlord or its agents are already aware of the same, Tenant shall notify Landlord of any material damage to the Premises resulting from fire or any other casualty promptly following the date Tenant becomes aware of such damage. If the Building or Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the Building, the Building Structure and Building Systems, except for those items which were constructed by or for the benefit of Tenant above and beyond the Tenant Improvement Allowance (the "Base, Shell and Core") . Such restoration shall be to substantially the same condition of the Base, Shell and Core prior to the casualty, except for modifications required by zoning and building codes and other laws. Notwithstanding any other provision of this Lease, upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under items (ii) and (iii) of Section 10.3.2 of this Lease, and Landlord shall repair any injury or damage to the Tenant Improvements installed in the Premises and shall return such Tenant Improvements to their original condition. If the cost of such repair by Landlord is estimated, after review of the costs by Tenant, to exceed the amount of insurance proceeds scheduled to be received by Landlord from Tenant's insurance carrier, as assigned by Tenant, Tenant shall pay any such short fall to Landlord prior to Landlord's repair of the damage. In the event this Lease shall terminate as a result of such damage, Tenant shall assign to Landlord the right to receive any insurance proceeds received from Tenant's insurance carrier related to the Tenant Improvements constructed utilizing the proceeds of the Tenant Improvement Allowance, and Tenant shall retain the insurance proceeds related to those of the Tenant Improvements which were constructed utilizing funds provided by Tenant over and above the Tenant Improvement Allowance. Tenant shall retain all insurance proceeds related to Tenant's personal property, furniture, fixtures and equipment. In connection with such repairs and replacements, Tenant shall, prior to the commencement of construction, submit to Landlord, for Landlord's review and approval, which approval shall not be unreasonably withheld, conditional, or delayed, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work; provided, however, that Tenant shall have the right to approve the contractor and the primary subcontractors if the contractor and/or its subcontractors are other than those listed on Schedule "1" to Exhibit
                                                         ------------    -------
"B" to this Lease, which approval shall not be unreasonably withheld or delayed.
---
Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that as a result of such damage Tenant may be entitled to abatement of Rent pursuant to the terms of this Lease.

     11.2 Landlord's Option to Repair.
          ---------------------------

          11.2.1  Landlord Right To Terminate.  Notwithstanding the terms of
                  ---------------------------
Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises and/or Building and/or Real Property and instead terminate this Lease by notifying Tenant in writing (the "Landlord Termination Notice") of such termination within sixty (60) days after the date of Landlord's discovery of damage (the "Damage Date"), such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Premises, Building and/or Real Property shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) repairs cannot reasonably be completed within two hundred forty (240) days of the Damage Date (when such repairs are made without the payment of overtime or other premiums); (ii) over

One Million Dollars ($1,000,000.00) of the cost of the damage is not covered, excluding deductible amounts, by Landlord's insurance policies (which One Million Dollar ($1,000,000.00) amount shall decline, on a straight line basis, over the seven (7) years of the term of this Lease, each year reducing such amount by One Hundred Forty-Three Thousand Dollars ($143,000.00)),or (iii) the holder of any mortgage on the Building or Real Property shall require (based on such holders legal right to so require) that the insurance proceeds or any portion thereof be used to retire the mortgage debt and the remaining proceeds are more than Two Hundred Fifty Thousand and 00/100 Dollars ($250,000) less than the amount required to repair the damage.

          11.2.2      Tenant's Right to Terminate.  If Landlord does not elect
                      ---------------------------
to terminate this Lease pursuant to Landlord's termination right as provided above, and the repairs of such damage cannot, in the reasonable judgment of the contractor selected by Landlord to complete such repairs, be completed to the standard set forth in Section 11.1, above, within two hundred forty (240) days after the Damage Date (which two hundred forty (240) day period shall not be subject to extension as a result of any "Force Majeure" as that term is defined in Section 29.16, below), Landlord shall, within sixty (60) days after the Damage Date, deliver notice of such fact to Tenant. Within thirty (30) days after Tenant's receipt of such notice, Tenant may elect to terminate this Lease by written notice to Landlord effective as of the date specified in Tenant's notice, which date may be up to ninety (90) days following the date of the notice. Furthermore, if neither Landlord nor Tenant has terminated this Lease, and the repairs are not actually completed within such two hundred forty (240) day period, Tenant shall have the right to terminate this Lease within five (5) business days of the end of such period and thereafter during the first five (5) business days of each calendar month following the end of such period until such time as the repairs are complete, by notice to Landlord (the "Damage Termination Notice"), effective as of a date set forth in the Damage Termination Notice (the "Damage Termination Date"), which Damage Termination Date shall not be less than five (5) business days following the end of such period or each such month, as the case may be. Notwithstanding the foregoing, if Tenant delivers a Damage Termination Notice to Landlord, then Landlord shall have the right, which may only be exercised once with respect to any specific event of damage or destruction, to suspend the occurrence of the Damage Termination Date for a period ending thirty (30) days after the Damage Termination Date set forth in the Damage Termination Notice by delivering to Tenant, within five (5) business days of Landlord's receipt of the Damage Termination Notice, a certificate of Landlord's contractor responsible for the repair of the damage certifying that it is such contractor's good faith judgment that the repairs shall be substantially completed within thirty (30) days after the Damage Termination Date. If repairs shall be substantially completed prior to the expiration of such thirty-day period, then the Damage Termination Notice shall be of no force or effect, but if the repairs shall not be substantially completed within such thirty-day period, then this Lease shall terminate upon the expiration of such thirty-day period. At any time, from time to time, after the date occurring thirty (30) days after the Damage Date, Tenant may request that Landlord provide Tenant with a certificate from the architect or contractor described above setting forth such architect's or contractor's reasonable opinion of the date of completion of the repairs and Landlord shall respond to such request within five (5) business days.

     11.3 Waiver of Statutory Provisions.  The provisions of this Lease,
          ------------------------------
including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Real Property, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Real Property.

                                   ARTICLE 12
                                   ----------

                                   NONWAIVER
                                   ---------

     No waiver of any provision of this Lease shall be implied by any failure of either party to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently, any waiver by either party of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term.

                                   ARTICLE 13
                                   ----------

                                  CONDEMNATION
                                  ------------

     13.1 Permanent Taking.  If the whole or any part of the Premises or
          ----------------
Building shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises or Building, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation (collectively, a "Taking"), and if such Taking involves a Taking of all or substantially all of the Premises, Landlord shall have the option to terminate this Lease upon delivery of ninety (90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if less than twenty five percent (25%) of the rentable square feet of the Premises is taken and Tenant is unable to reasonably conduct its business within the Premises, or if parking is substantially interfered with, or if access to the Premises is substantially interfered with, Tenant shall have the option to terminate this Lease upon delivery of ninety (90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to receive an award for fifty percent (50%) of the "bonus value" of its leasehold interest hereunder (which bonus value shall be equal to the sum paid by the condemning authority as the award for compensation for taking the leasehold created by this Lease), its relocation expenses, damages to Tenant's personal property, trade fixtures, and loss of goodwill. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated or reduced based on the number of rentable square feet of the Premises so taken. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure.

     13.2 Temporary Taking.  Notwithstanding anything to the contrary contained
          ----------------
in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking (commencing on the date of such taking) in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises; provided that if the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then Base Rent and the Additional Rent shall be abated for the entire Premises for such time as Tenant continues to be so prevented from using, and does not use, the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.


                                   ARTICLE 14
                                   ----------

                           ASSIGNMENT AND SUBLETTING
                           -------------------------


     14.1 Transfers.  Subject to the provisions of this Article 14, Tenant shall
          ---------
not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or otherwise permit the occupancy or use of the Premises by any persons other than Tenant, its Affiliates and their employees (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). Any Transfer with respect to which Landlord's consent is required under this Article 14 and with respect to which such consent requirement is not exempted under this Article 14 is referred to herein as a "Consent Transfer." If Tenant desires Landlord's consent to any Consent Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include (i) the proposed effective date of the Transfer, which shall not be less than (a) in the case of a sublease of less than 12,000 rentable square feet, ten (10) business days, (b) in the case of a sublease of 12,000 square feet or more, fifteen (15) business days, and (c) in the case of an assignment of this Lease or any other Transfer, twenty (20) business days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "Subject Space"), (iii) all of the principal terms of the proposed Transfer and the consideration therefor, including a calculation of the "Transfer Premium," as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, including all then existing material, executed operative documents to evidence such Transfer or the agreements incidental or related to such Transfer, (iv) current financial statements of the proposed Transferee and (v) to the extent reasonably available, any other reasonable information reasonably and customarily required by landlords of Comparable Buildings in connection with the review of similar Transfers. Subject to the terms of this Article 14, any Consent Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect. Whether or not Landlord consents to any Consent Transfer, Tenant shall pay Landlord's review and processing fees, as well as any reasonable legal fees incurred by Landlord, within thirty (30) days after written request by Landlord.

     14.2 Landlord's Consent.  Landlord shall not unreasonably withhold, delay
          ------------------
or condition its consent to any proposed Consent Transfer. Subject to the provisions of this Section 14.2, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Consent Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

          14.2.1 The Transferee is of a character or reputation or engaged in a business which is materially inconsistent with the quality of the Building; or

          14.2.2 The Transferee intends to use the Subject Space for purposes which are materially inconsistent with those permitted under this Lease; or

          14.2.3 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested; provided that the provisions of this Section 14.2.4 shall be applicable only if (i) the proposed
                   --------------
Transfer is an assignment of Tenant's interest in the Lease, (ii) the proposed Transfer concerns ten thousand (10,000) rentable square feet or more of the Premises, or (iii) upon the consummation of the proposal Transfer, the Original Tenant and/or its Affiliates will not continue to directly occupy (i.e., have not subleased or otherwise transferred its space) at least twenty thousand (20,000) rentable square feet of the Premises.

               If Landlord consents to any Consent Transfer pursuant to the terms of this Section 14.2, Tenant may within nine (9) months after Landlord's consent, but not later than the expiration of said nine-month period, enter into such Transfer of the Premises or portion thereof, provided that if there are any material changes in the terms and conditions from those specified in the Transfer Notice such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, Tenant shall again submit the Transfer to Landlord for its consent under this Article 14.

     14.3 Transfer Premium.
          ----------------

          14.3.1  Definition of Transfer Premium.  Subject to the terms of this
                  ------------------------------
Article 14, if Landlord consents to a Consent Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any "Transfer Premium," as that term is defined in this Section 14.3, received by Tenant from such Transferee. "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred (unless all or a portion of the Subject Space is subject to different Rent and Additional Rent terms, in which case, to the extent applicable, such different terms shall be applicable), after deducting the actual, out-of-pocket expenses incurred or to be incurred by Tenant for the following (collectively, the "Subleasing Costs")
(i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any space planning, architectural or design fees or expenses incurred in marketing such space or in connection with such Transfer, (iii) any improvement allowance or other monetary concessions provided to the Transferee,
(iv) any brokerage commissions incurred by Tenant in connection with the Transfer, (v) legal fees incurred in connection with the Transfer, including those fees and costs reimbursed to Landlord pursuant to the last sentence of
Section 14.1, (vi) any lease takeover costs incurred by Tenant in connection with the Transfer, (vii) out-of-pocket costs of advertising the space which is the subject of the Transfer, and (viii) the amount of any Base Rent and Additional Rent paid by Tenant to Landlord with respect to the Subject Space during the period, not to exceed four (4) months, commencing on the later of (a) the earlier of the date Tenant contracts with a reputable broker to market the Subject Space or commences negotiations with the Transferee as evidenced by an exchange of proposals, or (b) the date Tenant vacates the Subject Space, until the commencement of the term of the Transfer. "Transfer Premium" shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, but shall exclude any payment which is not in excess of fair market value for (i) services rendered by Tenant to Transferee or (ii) for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.

          14.3.2  Payment of Transfer Premiums.  The determination of the amount
                  ----------------------------
of the Transfer Premium shall be made on a monthly basis in accordance with the terms of this Section 14.3.2, as rent or other consideration is received by Tenant by under the Transfer. For purposes of calculating the Transfer Premium, Tenant's Subleasing Costs shall be credited against the first amounts received by Tenant as a result of the Transfer.

     14.4 Effect of Transfer.  Subject to the terms of this Article 14, if
          ------------------
Landlord consents to a Consent Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Consent

Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer, and (iv) Tenant shall furnish upon Landlord's request a reasonable statement, certified by an independent certified public accountant, or Tenant's chief financial officer or other appropriate officer of Tenant, setting forth in reasonable detail the computation of any Transfer Premium Tenant has derived and expects to derive from such Transfer. Except as set forth in Section 14.4, above, no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant from liability under this Lease, including, without limitation, in connection with the Subject Space. Landlord or its authorized representatives shall have the right at all reasonable times during Business Hours following ten (10) business days advance notice to audit the books, records and papers of Tenant directly relating to any Consent Transfer. If the Transfer Premium respecting any Consent Transfer shall be found understated, or overstated, the appropriate party shall within thirty (30) days after demand, pay to the other the deficiency or excess, and if understated by more than ten percent (10%), Tenant shall pay Landlord's costs of such audit.

     14.5 Non-Transfers.  Notwithstanding anything to the contrary contained in
          -------------
this Article 14, an assignment of this Lease or subletting of all or a portion of the Premises to an entity (an "Affiliate") which is controlled by, controls, or is under common control with, Tenant or Tenant's parent or any subsidiary of Tenant or Tenant's parent, or to a resulting entity from a merger or consolidation of Tenant with another entity, shall not be deemed a Transfer under this Article 14, and Landlord's consent shall not be required in connection therewith, provided that Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such assignment or sublease or such Affiliate or resulting entity, and further provided that such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease and shall in no way relieve Tenant from any liability under this Lease. "Control," as used in this Section 14.5, shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise. As used in this Section 14.5, "Affiliate" shall also include any entity which is subleasing from Tenant less than 6,000 square feet of rentable area of the Premises and with respect to which no demising wall is to be erected, and with the only identification of such subtenant appearing on the door or doors to the offices, if any, in that portion or portions of the Premises being occupied by such sublessee.

                                   ARTICLE 15
                                   ----------

                       SURRENDER OF PREMISES; OWNERSHIP
                        ---------------------------------
                         AND REMOVAL OF TRADE FIXTURES
                         -----------------------------


     15.1 Surrender of Premises.  No act or thing done by Landlord or any agent
          ---------------------
or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger.

     15.2 Removal of Tenant Property by Tenant.  Upon the expiration of the
          ------------------------------------
Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in good order and condition, reasonable wear and tear, casualty events, damage resulting from the negligence or misconduct of the Landlord Parties, and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of free-standing furniture, equipment, cabinet work, and other personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and, subject to the terms of this Lease, Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

                                   ARTICLE 16
                                   ----------

                                  HOLDING OVER
                                  ------------


          (a) If Tenant holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to one hundred twenty-five percent (125%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. Except for the time limitation on Landlord's right to seek consequential damages set forth in the next sentence (which time limitation shall also apply to Landlord's rights to seek damages other than by reason of the following sentence), the provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises within sixty (60) days after the termination or expiration of this Lease, then, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

          (b) Notwithstanding the foregoing, by written notice to Landlord given at least one hundred twenty (120) days prior to the expiration of the original Term, Tenant shall have one time right to elect to holdover in the Premises (which holdover will be deemed to be with Landlord's consent) for one (1), two
(2), or three (3) full months (as specified in Tenant's notice) at the same Monthly Base Rent and Additional Rent in effect under this Lease immediately prior to such holdover, and such continued occupancy by Tenant shall be subject to all of the other terms, covenants and conditions of this Lease, so far as applicable. The Lease Term will be extended for the period specified in such notice by Tenant to Landlord and a vacation of the Premises by Tenant prior to such date will not relieve Tenant of liability for Monthly Base Rent and Additional Rent accruing under this Lease through the expiration of the Term, as extended pursuant to Tenant's notice. The provisions of this Subsection 16(b) will survive the expiration or earlier termination of this Lease.


                                   ARTICLE 17
                                   ----------

                             ESTOPPEL CERTIFICATES
                             ---------------------

     Within fifteen (15) business days following a request in writing by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit
                                                                       -------
E, attached hereto, indicating therein any exceptions thereto that may exist at
-
that time, and shall also contain any other customary factual information certified to Tenant's knowledge, without a duty of investigation or inquiry by Tenant, reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. Landlord hereby agrees to provide to Tenant an estoppel certificate signed by Landlord, containing the same types of information, and within the same periods of time, as set forth above, with such changes as are reasonably necessary to reflect that the estoppel certificate is being granted to Tenant by Landlord, rather than being granted by Tenant to Landlord or to a lender.


                                   ARTICLE 18
                                   ----------

                                 SUBORDINATION
                                 -------------


     Subject to the terms of this Article 18, this Lease shall be subject and subordinate to all future ground or underlying leases of the Real Property and to the lien of any "Lender," which in this Lease shall mean any mortgage under a mortgage or beneficiaries under any trust deeds hereafter in force against the Real Property and the Building, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the Lenders or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. As of the date of execution and delivery of this Lease, Landlord has not acquired title to the Real Property; therefore, Landlord will not be in a position to provide a Non-Disturbance Agreement to Tenant from the entity presently holding a recorded interest in the Real Property. However, following Landlord's acquisition of title to the Real Property, Landlord's delivery to Tenant of commercially reasonable non-disturbance agreement(s) in favor of Tenant from any ground lessors, or who come into existence at any time prior to the expiration of the Lease Term shall be in consideration of, and a condition precedent to, Tenant's agreement to be bound by the terms of this
Article 18. Such commercially reasonable non-disturbance agreements shall include the obligation of any such successor ground lessor, or Lender to recognize Tenant's rights specifically set forth in this Lease to offset certain amounts against Rent due hereunder, or to otherwise receive certain credits against Rent as set forth herein, and shall require the recognition by any such successor ground lessor or Lender to pay for the construction of the Tenant Improvements and further must acknowledge the free rent concessions granted to Tenant under the Lease. Subject to the non-disturbance agreements described above, Tenant covenants and agrees in the event any proceedings are brought for the foreclosure (or deed lieu thereof) of any such mortgage, or if any ground or underlying lease is terminated, to attorn, to the lien holder or purchaser or any successors thereto upon any such foreclosure sale (or deed in lieu thereof), or to the lessor of such ground or underlying lease, as the case may be, if so requested to do so by such purchaser or lessor, and to recognize such purchaser or lessor as the lessor under this Lease. Tenant shall, within fifteen (15) business days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases, subject to the terms of this Article 18.

                                   ARTICLE 19
                                   ----------

                               DEFAULTS; REMEDIES
                               ------------------


     19.1 Events of Default.  The occurrence of any of the following shall
          -----------------
constitute an event of default ("Event of Default") under this Lease by Tenant:

          19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, within ten (10) business days after delivery of written notice to Tenant that such sum is past due; or

          19.1.2 Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30)-day period, Tenant shall not be deemed to be in default if it commences such cure within such period and thereafter proceeds to rectify and cure said default with reasonable diligence; or

          19.1.3 The failure by Tenant to observe or perform according to the provisions of Article 17 or Article 18 of this Lease where such failure continues for more than ten (10) business days after notice from Landlord.

          All notices to be given pursuant to this Section 19.1 shall be in addition to and not in lieu of the notice requirements of the California Code of Civil Procedure (S) 1161 et seq.
                         -- ---

     19.2 Remedies Upon Default.  Upon the occurrence of any Event of Default by
          ---------------------
Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

          19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, subject to due process of law and without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof; and Landlord may recover from Tenant the following:

                    (i) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

          (ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

          (iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

          (iv) Any other amount reasonably necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

          (v) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant to Landlord pursuant to the terms of this Lease. As used in Paragraphs 19.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Paragraph 19.2.1(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).


          19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

     19.3 Sublessees of Tenant.  In the event Landlord elects to terminate this
          --------------------
Lease on account of any Event of Default by Tenant Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

     19.4  Waiver of Default.  No waiver by Landlord or Tenant of any violation
           -----------------
or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord or Tenant in enforcement of one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent or other payment hereunder by Landlord or Tenant following the occurrence of any default, whether or not known to Landlord or Tenant, as the case may be, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent or other payment so accepted.

     19.5 Landlord Default.  Notwithstanding anything to the contrary set forth
          ----------------
in this Lease, Landlord shall be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease if (i) Landlord is obligated to make a payment of money to Tenant, and Landlord fails to pay such unpaid amounts within ten (10) days of written notice from Tenant that the same was not paid when due, or (ii) such failure is other than the obligation to pay money, and Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord's failure to perform; provided, however, if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursue the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity.


                                   ARTICLE 20
                                   ----------

                          COVENANT OF QUIET ENJOYMENT
                          ---------------------------


     Subject to Landlord's rights following an Event of Default, Landlord covenants that during the Lease Term Tenant shall peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied, except as otherwise expressly provided in this Lease.

                                  ARTICLE 21
                                  -----------

                                 FORCE MAJEURE
                                 -------------


     Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefore after reasonable efforts to do so, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other monetary charges to be paid pursuant to this Lease, and except with regard to the time periods set forth in
Article 11 of this Lease (collectively, the "Force Majeure"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.


                                  ARTICLE 22
                                  ----------

                                ATTORNEYS' FEES
                                ---------------


     If either party commences litigation against the other for the specific performance of this Lease, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree that the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.


                                   ARTICLE 23
                                   ----------

                                     SIGNS
                                     -----

     23.1 Monument Signage.
          ----------------

          23.1.1  Design and Approval.  Subject to the provisions of this
                  -------------------
Section 23.1, and subject to the terms of the CC&Rs, and any applicable governmental requirements, Tenant shall have the right to have a "Tenant Name" as that term is defined below, placed upon the existing monument sign (the "Monument Sign") located in front of the Building.

          23.1.2  Tenant Name.  Tenant shall have the right at Tenant's expense,
                  -----------
to designate from time to time during the Lease Term, including any Option Term, as the "Tenant Name", either (i) the name of Tenant, or (ii) the name of a Transferee of Tenant properly approved by Landlord pursuant to the terms of
Article 14, and which Transferee occupies at least fifty percent (50%) of the Premises, provided that such Tenant Name shall not be an "Objectionable Name" as that term is defined in this Section 23.1.2, below. The term "Objectionable Name" shall mean any name which relates to an entity which is of a character or reputation, or is associated with a political orientation or faction, which is inconsistent with the quality of the Real Property, or which would otherwise reasonably offend a landlord of a Comparable Building..

          23.1.3  Repair and Maintenance; Government Approval.  Tenant shall be
                  -------------------------------------------
responsible for the cost of the design, permitting, construction and installation of the Monument Sign and Tenant Name (the "Sign Cost"), and shall also be responsible for the repair and maintenance during the Lease Term of the Monument Sign. Tenant shall also be responsible for the cost and expense of the removal of its name from and restoration of the Building, if affected by the Monument Sign (or from the sign itself, but without restoration obligations) as of the expiration or earlier termination of the Lease. Tenant acknowledges and agrees that the Monument Sign shall be subject to all necessary approvals and permits from governmental agencies and from any "Approving Agent" under the CC&Rs.

     23.2 Building Signage.  Tenant shall have the right, during the Lease Term,
          ----------------
at Tenant's sole cost and expense, to install a sign, with the specifications as set forth on Exhibit F, attached hereto, on the exterior of the Building
             ---------
containing the Tenant Name (the "Building Signage"), provided that such Building Signage shall be subject to all of the terms of the CC&Rs and any applicable governmental requirements. Except as provided in this Lease, Tenant shall be responsible, at Tenant's sole cost and expense, to repair and maintain the Building Signage in first class condition during the Lease Term. In addition Tenant shall be responsible for the cost and expense of the removal of the Building Signage as of the termination or earlier expiration of the Lease Term, and for the cost of repair of any damage to the Building resulting from such removal.

     23.3 Prohibited Signage and Other Items.  Any signs, notices, logos,
          ----------------------------------
pictures, names or advertisements which are installed and visible from the exterior of the Premises and/or Building and that have not been individually approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Tenant may not install any signs on the exterior or roof of the Building. Any signs, window coverings, or blinds (even if the same are located behind the Landlord approved window coverings for the Building), or other items visible from the exterior of the Premises or Building are subject to the prior approval of Landlord, in its sole discretion.

                                   ARTICLE 24
                                   ----------

                              COMPLIANCE WITH LAW
                              -------------------


     Neither Landlord nor Tenant shall do anything in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (collectively, "Laws"). Should any Laws now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees or tenants, then (i) Tenant agrees, at its sole cost and expense, to comply promptly with such Laws if they relate to any of the Tenant Maintenance Items, the Tenant Improvements or the Alterations and to make all alterations to the Premises, Building, and/or Real Property as are required to comply with such Laws and (ii) Landlord shall comply with any Laws which relate to the Landlord Maintenance Items, unless such compliance obligations are triggered by the construction of the Tenant Improvements or Alterations, in which event such compliance obligations to the Landlord Maintenance Items shall be at Tenant's sole cost and expense.


                                   ARTICLE 25
                                   ----------

                                  LATE CHARGES
                                  ------------


     Each party hereby acknowledges that late payment by the other of Rent or other sums due hereunder will cause such party to incur costs not contemplated by this Lease, the exact amount of which is extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by the terms of any mortgage, deed of trust, or ground or underlying lease covering the Premises. Accordingly, if any installment of Rent or any other sum due from either party shall not be received by the other within five (5) business days after notice that said amount is over due, then the defaulting party shall pay to the other a late charge equal to two percent (2.0%) of the amount due, provided that three
(3) times in any twenty-four (24) month period, Landlord shall first deliver a second five (5) business day notice prior to such late charge becoming due. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs that will be incurred by reason of such late payment. Acceptance of such late charge shall in no event constitute a waiver of any default with respect to such overdue amount, nor prevent the non-defaulting party from exercising any of the other rights and remedies granted hereunder. Any late charge owed by Tenant shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law other than for damages for the late payment of Rent. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within five (5) business days after notice the same are over due shall thereafter bear interest until paid at a rate (the "Interest Rate") per annum equal to the Wells Fargo Bank (or other "money center" national bank reasonably selected by Landlord) "reference rate" or "base rate" publicly announced from time to time, plus two percent (2%), provided that in no case shall such rate be higher than the highest rate permitted by applicable law.


                                   ARTICLE 26
                                   ----------

                       LANDLORD'S RIGHT TO CURE DEFAULT;
                       ----------------------------------
                               PAYMENTS BY TENANT
                               ------------------


     26.1 Landlord's Cure.  Except as otherwise specifically set forth in this
          ---------------
Lease, all covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent. If Tenant shall fail to perform any of its obligations under this Lease within a reasonable time after such performance is required by the terms of this Lease, Landlord may, but shall not be obligated to, after thirty (30) days prior notice to Tenant (or in the case of an emergency, after such notice as is reasonable under the circumstances), make any such payment or perform any such act on Tenant's part without waiving its right based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

     26.2 Tenant's Reimbursement.  Except as may be specifically provided to the
          ----------------------
contrary in this Lease, Tenant shall pay to Landlord, within fifteen (15) days after delivery by Landlord to Tenant of statements therefor, sums equal to expenditures reasonably made and obligations reasonably incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of Section 26.1. Tenant's obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

                                   ARTICLE 27
                                   ----------

                               ENTRY BY LANDLORD
                               -----------------


     Subject to the provisions of this Lease, and provided Landlord uses commercially reasonable efforts to minimize any interference with Tenant's business, Landlord reserves the right at all reasonable times and upon reasonable notice to the Tenant (or in the case of an emergency upon such notice as is reasonable under the circumstances) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or tenants, ground or underlying lessors or insurers (provided that such right shall not extend to prospective tenants until twelve (12) months prior to the Lease Expiration Date); (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building if necessary to comply with Laws, or for alterations, repairs or improvements to the Landlord Maintenance Items. Notwithstanding anything to the contrary contained in this Article 27, and subject to the notice requirements set forth in Section 19.1.2, above, and Landlord's compliance with the terms of Section 26.1, Landlord may enter the Premises at any time to perform any covenants of Tenant which Tenant fails to perform. Except as otherwise expressly provided in this Lease, any such entries shall be without the abatement of Rent and shall include the right to take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims (not including claims for physical property damages or personal injury damages) for any injuries or inconvenience to or interference with Tenant's business or lost profits, occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may in good faith deem proper to open the doors in and to the Premises. Subject to the provisions of this Lease, any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. Notwithstanding the foregoing, as reasonably necessary in connection with Tenant's business use of the Premises, Tenant may designate certain secure areas, and on prior written notice to Landlord of these areas, Tenant may deny Landlord access to such areas except in an emergency or when Landlord is accompanied by Tenant. Subject to the provisions of this Lease, no provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein.

                                   ARTICLE 28
                                   ----------

                                 TENANT PARKING
                                 --------------


     During the Lease Term, Tenant shall have the right to use, without charge, the parking areas contained within the Real Property (currently striped to provide six (6) spaces per 1,000 rentable square feet of space in the Building), subject to the CC&Rs.


                                   ARTICLE 29
                                   ----------

                            MISCELLANEOUS PROVISIONS
                            ------------------------


     29.1 Terms.  The necessary grammatical changes required to make the
          -----
provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed.

     29.2 Binding Effect.  Each of the provisions of this Lease shall extend to
          --------------
and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

     29.3 No Air Rights.  No rights to any view or to light or air over any
          -------------
property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

     29.4 Modification of Lease.  Should any prospective mortgagee or ground
          ---------------------
lessor for the Building or Real Property require a modification or modifications of this Lease, which modification or modifications will not directly or indirectly cause an increased cost or expense to Tenant under this Lease or in connection with Tenant's business operations, or in any other way adversely change the rights and obligations of Tenant hereunder including, without limitation, all rights and obligations of Tenant with respect to renewal, assignment and subletting, insurance proceeds and Tenant's rights to terminate this Lease, or receive abatement of Rent, then and in such event, Tenant agrees that this Lease may be so modified at Landlord's sole cost and expense (including Tenant's reasonable attorneys' fees for review of the same), and agrees to execute whatever reasonable documents are required therefor and deliver the same to Landlord within thirty (30) days following the request therefor. Should Landlord or any such prospective mortgagee or ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Lease Term, Tenant agrees to execute such short form of Lease and to deliver the same to Landlord within fifteen (15) business days following Tenant's receipt of written request therefor.

     29.5 Transfer of Landlord's Interest.  Notwithstanding the provisions of
          -------------------------------
this Section 29.5, Landlord shall not be released from its liabilities or obligations under this Lease, until the Tenant Improvements have been completed pursuant to Section 2 of Exhibit 'B" and Landlord has satisfied all of its
                         -----------
financial obligations with respect thereto. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Real Property and Building and in this Lease. Tenant agrees that in the event of a transfer of fee title and provided that such transferee is a bona fide purchaser and agrees in writing to perform all of Landlord's obligations thereafter accruing, Landlord shall automatically be released from all liability under this Lease thereafter accruing and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder arising or accruing after the date of transfer upon agreement by such transferee to fully assume and be liable for all obligations of this Lease to be performed by Landlord which first accrue or arise after the date of the conveyance, and Tenant shall attorn to such transferee. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that unless and until such mortgage lender succeeds to Landlord's interest and obligations hereunder, Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

     29.6 Prohibition Against Recording.  Except as provided in Section 29.4 of
          -----------------------------
this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, without the prior written consent of Landlord, which consent may be conditioned upon Tenant's agreement to deliver to Landlord an executed, recordable, memorandum of termination of the same, within ten (10) business days after the expiration or earlier termination of this Lease.

     29.7 Landlord's Title.  Subject to and except for the rights of Tenant
          ----------------
expressly set forth in this Lease, Landlord's title is and always shall be paramount to the title of Tenant, and nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

     29.8 Captions.  The captions of Articles and Sections are for convenience
          --------
only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

     29.9 Relationship of Parties.  Nothing contained in this Lease shall be
          -----------------------
deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

     29.10  Time of Essence.  Time is of the essence of this Lease and each of
            ---------------
its provisions.

     29.11  Partial Invalidity.  If any term, provision or condition contained
            ------------------
in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

     29.12  No Warranty.  Except as otherwise expressly set forth in this Lease,
            -----------
in executing and delivering this Lease, Tenant has not relied on any representation, including, but not limited to, any representation whatsoever as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

     29.13  Landlord Exculpation.  It is expressly understood and agreed that,
            --------------------
notwithstanding anything in this Lease to the contrary, the liability of Landlord or the Landlord Parties to Tenant for performance of Landlord's obligation under the Lease shall be (i) limited solely and exclusively to an amount which is equal to the interest of Landlord in the Building and Real Property and to the proceeds of any insurance (the cost of which is included in Operating Expenses) or condemnation awards received by Landlord pursuant to the items of Article 13 of this Lease and (ii) subject to the waiver of consequential damages set forth in Section 10.1, above. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord's and the Landlord Parties' present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns.

     29.14  Entire Agreement.  It is understood and acknowledged that there are
            ----------------
no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease (including all exhibits attached hereto) and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease.

     29.15  Guaranty of Lease.
            -----------------

            29.15.1   Form of Guaranty.  This Lease is to be guaranteed by
                      ----------------
Matsushita Electric Company of America. The form of the Guaranty to be executed shall be in the form attached hereto as Exhibit G. Guarantor shall have the
                                        ---------
same obligations as Tenant under this Lease, including but not limited to the obligations to provide the estoppel certificate and information required in
Article 17.

            29.15.2   Additional Obligations of Guarantor. It shall constitute
                      -----------------------------------
an Event of Default of Tenant under this Lease if Guarantor fails or refuses, upon reasonable request by Landlord to give: (a) evidence of the due execution of the guaranty called for by this Lease, including the authority of the Guarantor (and of the party signing on Guarantor's behalf) to obligate such Guarantor on said guaranty, and resolution of its board of directors authorizing the making of such guaranty, together with a certificate of incumbency showing the signatures of the persons authorized to sign on its behalf, (b) current financial statements of Guarantor as may from time to time be requested by Landlord, (c) an estoppel certificate, or (d) written confirmation that the guaranty is still in effect.

     29.16  Notices.  All notices, demands, statements, designations, approvals
            -------
or other communications (collectively, "Notices") given or required to be given by either party to the other hereunder or by law shall be in writing, and shall be delivered personally or by nationally recognized overnight courier service
(i) to Tenant at the appropriate addresses set forth in Section 5 of the Summary, or to such other place in the continental United States as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the addresses set forth in Section 3 of the Summary, or to such other firm or to such other place in the continental United States as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the date delivery is made.

     29.17  Authority.  If either party is a corporation or partnership, each
            ---------
individual executing this Lease on behalf of such party hereby represents and warrants that such party is a duly formed and existing entity and that such party has full right and authority to execute and deliver this Lease and that each person signing on behalf of such party is authorized to do so.

     29.18  Governing Law.  This Lease shall be construed and enforced in
            -------------
accordance with the laws of the State of California.

     29.19  Submission of Lease.  Submission of this instrument for examination
            -------------------
or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

     29.20  Brokers.  Landlord and Tenant hereby warrant to each other that they
            -------
have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 9 of the Summary (the "Brokers"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent other than the Brokers. If Landlord fails to pay any amounts due a Broker in connection with a written agreement with respect to this Lease by and between Landlord and such Broker, which agreement was fully executed and delivered and is in full force and effect as of the date of execution and delivery of this Lease by the parties hereto, such Broker may send written notice to Landlord and Tenant of such failure and if Landlord fails to pay such amounts within thirty (30) days after said notice, Tenant shall be entitled to offset such amounts owed to such Broker from Landlord against Tenant's next rental obligations which may become due under this Lease. Any amounts so offset from Tenant's rental obligations hereunder shall no longer be owed from Landlord to such Broker.

     29.21  Independent Covenants.  If Landlord fails to perform its obligations
            ---------------------
set forth herein, Tenant shall not, except as expressly provided in this Lease to the contrary, be entitled (i) to make any repairs or perform any acts hereunder at Landlord's expense or (ii) to any setoff of the Rent or other amounts owing hereunder against Landlord; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as, to the extent required in this Lease, notice is first given to Landlord and an opportunity is granted to Landlord to correct such violations as provided in
Section 19.5, above.

     29.22  Landlord Signage.  Landlord shall have the right at any time to
            ----------------
install, affix and maintain a sign on the Building identifying Landlord's interest in the Building, in a commercially reasonable size and with graphics which are consistent with landlord-identification signage on the Comparable Buildings.

     29.23  Transportation Management.  To the extent required by Laws, Tenant
            -------------------------
shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Building.

     29.24  Hazardous Material.
            ------------------

          29.24.1   Definition.  As used herein, the term "Hazardous Material"
                    ----------
means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined as a "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140 of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a

"hazardous substance" under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory), (iii) defined as a "hazardous substance" under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (iv) petroleum, (v) asbestos or asbestos containing materials, (vi) listed under Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, division 4, Chapter 20, (vii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C.
(S) 1317), (viii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. (S) 6902 et seq. (42 U.S.C. (S) 6903), or (ix) defined as a "hazardous substance" pursuant to Section 101 of the Compensation and Liability Act, 42 U.S.C. (S) 9601 et seq. (42 U.S.C.
(S) 9601).

          29.24.2  Operating Expenses.  Tenant agrees that the costs incurred by
                   ------------------
Landlord with respect to, or in connection with, complying with laws, codes, regulations or ordinances relating to Hazardous Material shall be an Operating Expense, except to the extent provided in Section 29.23.3 or 29.23.4 below. To the extent any such Operating Expense relating to Hazardous Material is subsequently recovered or reimbursed through insurance, or recovery from responsible third parties, or other action, Tenant shall be entitled to a proportionate share of such Operating Expense to which such recovery or reimbursement relates.

          29.24.3  Asbestos.  Landlord agrees to (i) remove, at Landlord's sole
                   --------
cost and expense any asbestos or asbestos containing materials from the Premises and restore the Premises to the condition existing prior to removal, except where such restoration is unnecessary due to the installation of by the Tenant Improvements, and (ii) provide to Tenant copies of any and all asbestos surveys conducted on the Premises by Landlord, or furnished to Landlord..

          29.24.4  Landlord's Representation.  Landlord hereby represents to
                   -------------------------
Tenant that to the best of Landlord's knowledge, there are no Hazardous Materials located in, on or under the Building, the Real Property or the Premises, and there has been no violation thereon of any law governing Hazardous Materials. To the extent that there has, in fact, been any such violation, Landlord hereby agrees to remove, at Landlord's sole cost and expense, any such Hazardous Materials unless Tenant has caused such violation. Landlord shall cause the Premises, the Building and the Real Property be in full compliance with any governmental laws, ordinances, regulations or orders relating to environmental conditions on, under or about the Premises, the Building or the Real Property, including but not limited to asbestos, soil and ground water conditions and Hazardous Materials. Landlord further represents that to the best of Landlord's knowledge, the Building complies with all applicable earthquake codes. To the extent that the Building is not in such compliance, Landlord shall promptly cause such compliance, at Landlord's sole cost and expense.

     29.25  Confidentiality.  The parties acknowledge that the content of this
            ---------------
Lease and any related documents are confidential information. Each party agrees to exercise reasonable efforts to keep all terms of this Lease which are not public (and remain so) confidential and shall not disclose the same to any other person not a party hereto without the prior written consent of the other party; however, each party may disclose such terms hereof as may be reasonably necessary to comply with any subpoena, law or directive of government authority (including, without limitation, as may be required to comply with any governmental order, regulation or standard in connection with any securities offering or securities law disclosure, as may be required by underwriters, stock exchange rules or other relevant sources in connection with any securities offering of the maintenance of a public market in such party's securities), or to its real estate broker, proposed assignees or sublessees, Affiliates and their real estate brokers, accountants or attorneys, to the extent reasonably necessary for such party's business purposes and so long as, to the extent reasonably possible, such party receiving such disclosure agrees to maintain the confidentiality of such information.

     29.26  Reasonable Consent.  Except for matters for which there is a
            ------------------
standard of consent or approval specifically set forth in this Lease, in which case the express standard shall control, and except for matters which could (i) adversely affect the Systems and Equipment, (ii) adversely affect the Building structure, or (iii) affect the exterior appearance of the Building, in which case Landlord shall have the right to act in its sole and absolute discretion (but at all times in good faith) as to the matters described in items (i), and
(ii) and (iii) above, any time the consent or approval of Landlord or Tenant is required under this Lease, such consent or approval shall not be unreasonably withheld, conditioned or delayed. Subject to the foregoing, and except for matters pertaining to the exercise by either party of any remedies in the event of a default by the other party, in the event this Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations or make an allocation or other determination, Landlord and Tenant shall act reasonably and in good faith.

     29.27  Counterparts.  This Lease may be executed in counterparts, each of
            ------------
which shall be deemed an original, but such counterparts, when taken together shall constitute one agreement.

     29.28  Termination of Existing Leases.  Upon the full execution and
            ------------------------------
delivery of this Lease and the acquisition of the Real Property by Landlord, Tenant and its Guarantor shall be conditionally released from all of its financial and legal obligations with respect to Tenant's existing Leases with Laguna Canyon Corporation at 16255, 16267 and 16269 Laguna Canyon Road, Irvine, California(pursuant to the Lease Termination Agreement attached hereto as Exhibit D), as well as all temporary Space Leases between Landlord and Tenant
----------
within the Irvine Oaks Project in the Irvine area of Southern California; provided, however, the existing Leases should not be terminated and Tenant should not be obligated to move from the existing Premises until Landlord's Work and Tenant's Work is substantially completed and the certificate of occupancy or its equivalent has been issued so that the Tenant can take occupancy of the Premises and commence doing business therein. The condition to such release is the compliance by Tenant with all of the surrender obligations set forth in such Leases.

     29.29  General Compliance.  Landlord hereby represents to Tenant, that
            ------------------
Landlord shall, throughout the initial term of the Lease and any extension of the term of the Lease, cause the

Premises (including all parking lots and entrances serving the Premises) to comply with all applicable laws, ordinances, rules and regulations of governmental authorities, including but not limited to, the Americans with Disabilities Act, and all regulations and orders promulgated pursuant to such act ("Applicable Laws") with the cost of such compliance to be at Landlord's sole cost and expense; provided that such compliance by Landlord shall be applicable to any of the Tenant Improvement work contemplated by the provisions of Section 2 of this Work Letter.

     29.30  Future Construction   [THE PARTIES NEED TO DISCUSS THE APPLICABLE
            -------------------
PROVISION REGARDING EXPANSION OF THE BUILDING AS CONTEMPLATED BY PARAGRAPHS ON PAGE 4 OF THE FEBRUARY 23, 1996 LETTER OF INTENT.]

     29.31  Telecommunication Equipment.
            ----------------------------

            29.31.1   Installation.  At any time during the Lease Term, Tenant
                      ------------
shall have the exclusive right, so long as Tenant is the sole lessee of all non-common areas of the Building and thereafter a non-exclusive right, to install at Tenant's sole cost and expense, antenna, satellite, microwave dish or any other type of telecommunications or communications device ("Communications Equipment") upon the roof of the Building at a location designated by Tenant, which location as well as Tenant's plans and specifications relating to the installation of Tenant's Communications Equipment shall be subject to Landlord's reasonable approval, without the payment of operating expenses; provided, however, Tenant shall pay all cost of such Communications Equipment, including, without limitation, the utilities and maintenance necessary to Tenant's operation of the Communications Equipment and liability insurance for such Communications Equipment. In addition, Tenant shall, at Tenant's sole cost and expense, install a submeter and submeter the electricity for the Communications Equipment on the roof of the Building. Tenant's Communications Equipment shall, to the extent required by the restrictions on the Building, not be visible from the portion of the streets adjacent to and adjoining the boundaries of the project at the areas of such streets which abut the building, and Landlord may reasonable require Tenant to install screening around such Communications Equipment, at Tenant's sole cost and expense, as reasonably designated by Landlord. The Communications Equipment shall comply with all governmental laws and ordinances and shall not pose any unreasonable safety hazards to any tenant of the Building.

          29.31.2   Maintenance and Repair.  Tenant shall maintain, repair or
                    ----------------------
replace Communications Equipment, at Tenant's sole cost and expense. During the Lease Term, Tenant shall have the obligation to repair all damage to the Building rooftop caused by the installation, repair, maintenance and use of the Communications Equipment. If Landlord's or any other tenant's Communications Equipment interferes with the operation or signal of Tenant's Communications Equipment, then, promptly following notice from Tenant to Landlord of such interference, Landlord shall have the option either to (i) immediately discontinue its use, or cause any other Tenant in the Building causing such interference to discontinue its use, of the communications equipment causing such interference, or (ii) reposition Landlord's or any other tenant's communications equipment to a location designated by Tenant which will remedy the situation. If Tenant's Communications Equipment interferes with the use of normal office equipment by any_existing tenant in its space in the Building, Tenant shall either (i) discontinue its use, or (ii) reposition its Communications Equipment to a location designated by Tenant, and subject to Landlord's reasonable approval, which will remedy the situation. Further, Tenant shall have the obligation to repair any damage to the Building rooftop caused by Tenant's Communications Equipment, reasonable wear and tear, casualty and repairs which are specifically made the responsibility of Landlord hereunder excepted.

          29.31.3   Termination.  Tenant shall be entitled at any time to
                    -----------
terminate such use of space on the roof, in which case Tenant shall be relieved of all of its obligations to pay any utilities and/or maintenance charges attributable to the operation of Tenant's Communications Equipment upon removal of all such equipment from the roof of the Building by Tenant. Upon Tenant's termination of the use of space on the roof and removal of its Communications Equipment therefrom, Tenant shall have the obligation to repair all damage to the Building rooftop caused by such removal of the Communications Equipment, reasonable wear and tear, casualty and repairs which are specifically made the responsibility of Landlord under this Lease excepted.

     29.32  Acquisition of the Real Property.  If Landlord fails to purchase the
            --------------------------------
Property on or before June 1, 1996, Tenant may cancel this Lease. If Tenant does not deliver written notice to Landlord canceling this Lease, then beginning July 1, 1996, Tenant shall be entitled to an abatement of rent equal to two (2) days for each one (1) day after July 1, 1996 by which Landlord has not purchased the Real Property.

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.


                                           "Landlord":


                                           MAGELLAN PROPERTY CORPORATION,
                                           an Arizona corporation



                                           By:
                                               ------------------------------


                                           Its:
                                               ------------------------------

                                           By:
                                               ------------------------------

                                           Its:
                                               ------------------------------

                                        "Tenant":

                                        MATSUSHITA AVIONICS SYSTEMS CORPORATION, a Delaware corporation

                                        By:
                                            ------------------------------

                                        Its:
                                            ------------------------------

                                        By:
                                            ------------------------------

                                        Its:
                                            ------------------------------

                                   EXHIBIT A
                                   ---------

                       OUTLINE OF FLOOR PLAN OF PREMISES
                       ---------------------------------


  DRYWALL:                                 PAINT/WALLCOVERING:
  --------                                -------------------
Raymond Interiors                         Shapiro Ben Basat
Sharpe Interiors                          Randall MacAnanny
Gierahn Drywall                           Lawrence Bonas
Superior Wall Systems                     J.C. French
Martin Brothers

  ELECTRICAL:                                 PLUMBING:
  -----------                                 ---------
Anderson Howard                           Western Supply
Desco                                     Muir Chase Plumbing
Bergel                                    Maclot Plumbing
Sasco ectric

  FIRE SPRINKLERS:                            ROUGH CARPENTRY:
  ----------------                            ----------------
Indicom                                   Amort
Cosco                                     Cantebury
Grinnell Fire                             Felman
Sentry                                    Turelk, Inc.
Garvin

  FLOORING:                                   STRUCTURAL STEEL:
  ---------                                   -----------------
Paul Singer                               Washington Iron
Floor Mart                                Riverton Steel
Metro Flooring                            Schroeder Iron

  FIRE SAFETY:
  ------------
Tele Fire

                                   EXHIBIT A

                                  EXHIBIT A-1

                            OUTLINE OF REAL PROPERTY
                            ------------------------

                                [TO BE ATTACHED]
                                ----------------

                                   EXHIBIT B

                               TENANT WORK LETTER
                               ------------------

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Tenant Work Letter to Articles or Sections of this "Lease" shall mean the relevant portions of Articles 1 through 29 of this Lease to which this Tenant Work Letter is attached as Exhibit B, and all
                                                      ---------
references in this Tenant Work Letter to Sections of "this Tenant Work Letter" shall mean the relevant portions of Sections 1 through 6 of this Tenant Work Letter. All capitalized terms used in this Tenant Work Letter without definition shall have the meanings as set forth in the Lease.

                                   SECTION 1
                                   ---------

                            DELIVERY OF THE PREMISES
                            ------------------------

As soon as reasonably possible following the full execution and delivery of this Lease by Landlord and Tenant, Landlord shall deliver the Premises to Tenant in the condition required by the provisions of Section 7.2 of the Lease, and Tenant shall accept the Premises from Landlord in such condition. In addition to the foregoing, Tenant shall have the right to inspect the Building and the Real Property with the assistance of mechanical, electrical and structural engineers. Tenant and its consultants shall have the right to review all reports produced as a result of the acquisition of the Property by Landlord (i.e., any Phase I Environmental Reports in the possession of Landlord). Furthermore, Landlord shall be responsible for all compliance issues (e.g., compliance with the Americans with Disabilities Act, and compliance with fire, life safety, seismic and Title 24 issues) relating to the Building and Real Property as of the date of execution of this Lease. Landlord shall also be responsible for the replacement of any capital items such as the existing roof membrane, to the extent necessary as of the date of execution of this Lease in order to cause the Building to be in "good condition", and Landlord shall re-slurry and repair and re-stripe the parking lot, replace the light-weight concrete on the second floor of the Building, provide reasonable landscaping modifications consistent with the Comparable Buildings, and repair other Building and site deficiencies existing as of the date of execution of this Lease, all at Landlord's sole cost and expense. Landlord shall contract with Tenant's selected general contractor (as described in Section 4 of this Tenant Work Letter) to complete the work required in this Section 1 in order to mitigate disruption of Tenant's work of improvement in the Building.

                                    SECTION
                              TENANT IMPROVEMENTS

     2.1  Tenant Improvement Allowance.  Tenant shall be entitled to a tenant
          ----------------------------
improvement allowance (the "Tenant Improvement Allowance") in the amount equal to One Million Fourteen Thousand Six Hundred Seventy Two Dollars and No/100 ($1,014,672.00) (Sixteen Dollars and No/100 ($16.00) per rentable square foot contained in the Premises) for the costs relating to the initial design and construction of Tenant's improvements in the Premises (the "Tenant Improvements"). Except as otherwise set forth in this Tenant Work Letter or in this Lease, Landlord shall not be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance. Notwithstanding anything to the contrary in this Section 2.1, if Landlord does not distribute the Tenant Improvement Allowance pursuant to
Section 2.2 and Section 2.3 below, within thirty (30) days following demand by Tenant in writing, then, subject to Landlord's right to seek equitable relief if Landlord objects in good faith to Tenant's assertion that Landlord has failed to make such distribution, Tenant shall have the option of completing the Tenant Improvements at Tenant's sole cost and expense, and withholding such amounts including interest thereon, from any rents and/or other charges due under the Lease.

     2.2  Disbursement of the Tenant Improvement Allowance.  Except as otherwise
          ------------------------------------------------
set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord (each of which disbursement shall be made pursuant to Landlord's disbursement process as set forth in Section 2.3, below) only for the following items and costs (collectively the "Tenant Improvement Allowance Items"):

          2.2.1 Payment of the fees of (i) the "Architect" and the "Engineers," as those terms are defined in Section 3.1 of this Tenant Work Letter, and (ii) any consultant engaged by Tenant in connection with Tenant's, design and/or construction of the Premises or Tenant Improvements;

          2.2.2 The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

          2.2.3  The cost of construction of the Tenant Improvements;

                                   EXHIBIT B

          2.2.4 The cost of any changes in the Building when such changes are required by the "Construction Drawings," as defined in Section 3.1, below, such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

          2.2.5 Sales and use taxes and Title 24 fees in connection with the construction of the Tenant Improvements; and

          2.2.6 The cost of furniture, fixtures, freestanding work stations, built-ins, related cabinets, reception desks, telecommunications and other equipment and related wiring, audiovisual equipment, security systems and all carpets and floor coverings covered by the Final Working Drawings or ordered directly by Tenant for the Premises and the costs of Tenant's moving into and relocation to the Premises with respect to which Tenant seeks reimbursement hereunder, provided that the foregoing amounts do not exceed $126,834.

          2.3.8 All costs and expenses incurred by Tenant in connection with the design, construction, permitting and installation of the Monument Sign; andy

          2.3.9 Any other cost, expense or amount incurred or expended by Tenant which is payable by Tenant pursuant to the provisions of this Tenant Work Letter with respect to which Tenant seeks payment or reimbursement hereunder.

     2.3  Disbursement of Tenant Improvement Allowance.  Prior to, during and
          --------------------------------------------
following the design and construction of the Tenant Improvements, as the case may be, Landlord shall make monthly disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items as follows.

          2.3.1  Monthly Disbursements.

                 2.3.1.1  Request for Payment.  On or before the 25th day (the
                          -------------------
"Submittal Date") of each calendar month commencing with the first calendar month following the execution of the Lease, the Contractor, shall deliver to Landlord and Tenant, or Tenant shall deliver to Landlord, as applicable: (i) in the case of Contractor only, a request for payment, on the standard AIA (G702) form showing, by trade, the percentage of completion of the Tenant Improvements in the Premises (as reasonably extrapolated by Contractor through the end of the applicable month), detailing the portion of the work completed, and reasonably demonstrating that the relationship between the cost of the work completed and the cost of the work to be completed,

                                   EXHIBIT B
including invoices from all "Subcontractors," as that term is defined in Section 4.2, below, (ii) invoices from all of Tenant's agents, contractors, materialmen, laborers and suppliers which are directly retained by Tenant (collectively "Tenant's Agents"), for labor rendered and materials delivered to the Premises for the applicable payment period; (iii) executed conditional mechanic's lien releases from all of the Subcontractors and Tenant's Agents, as applicable, which shall comply with the appropriate provisions of California Civil Code
Section 3262(d); provided, however, that with respect to fees and expenses of the Architect or Engineers, or Tenant's Agent's which are equipment suppliers, movers or consultants, for which the payment scheme set forth in items (ii) and
(iii), above, is not applicable (collectively, the "Non-Construction Allowance Items"), Tenant shall only be required to deliver to Landlord on or before the applicable Submittal Date, reasonable evidence of incurring the cost for the applicable Non-Construction Allowance Items (unless Landlord has received a preliminary notice in connection with such costs in which event conditional lien releases must be submitted in connection with such costs); and (iv) all other customary information reasonably requested in good faith by Landlord. Submittal of the Contractor's request for payment shall be deemed to constitute Tenant's authorization for Landlord to disburse the amounts requested to Contractor set forth in the request for payment and to deduct those portions thereof to be borne by Tenant under this Tenant Work Letter from the Tenant Improvement Allowance. Tenant's request for payment of invoices from Tenant's Agents shall be deemed Tenant's acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant's payment request vis-a-vis Landlord (but not vis-a-vis Tenant's Agents).

                 2.3.1.2  Payment.  On or before the date which is thirty (30)
                          -------
days after Landlord's receipt of the payment requests set forth above (the "Payment Date"), and assuming Landlord receives the applicable information described in items (i) through (iv), above, and unconditional lien releases, as applicable, for all work paid for from the Tenant Improvement Allowance as of the previous Payment Date, Landlord shall deliver a check to Contractor in payment of the lesser of: (A) the amounts so requested, as set forth in Section 2.3.1.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the "Final Retention"), and (B) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention), provided that Landlord does not dispute any request for payment based on material non-compliance of any work with the "Approved Working Drawings", as that term is defined in Section 3.3, below, or due to any materially substandard work as identified in good faith by Landlord.

          2.3.2  Final Retention.  Subject to the provisions of this Tenant Work
                 ---------------
Letter, checks for the Final Retention payable to Contractor shall be delivered by Landlord to Contractor following the completion of construction of the Premises, provided that (i) Contractor delivers to Landlord

                                   EXHIBIT B
properly executed mechanics lien releases in compliance with both California Civil Code Section 3262(d)(2) and either Section 3262(d)(3) or Section 3262(d)(4), and (ii) Landlord has reasonably determined that no materially substandard work exists which materially and adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, or the structure or exterior appearance of the Building.

          2.3.3  Failure to Disburse Tenant Improvement Allowance.  In the event
                 ------------------------------------------------
that Landlord fails to fulfill its obligation to disburse the Tenant Improvement Allowance in accordance with the terms of this Section 2.3, above, following thirty (30) days notice from Tenant and Landlord's failure to cure such failure within such period, Tenant shall have the right, which right shall be in addition to any rights or remedies available to Tenant under this Tenant Work Letter or at law or in equity, to pay any such amount due and offset any such amount paid by Tenant, together with interest at the Interest rate, against Tenant's obligation for Rent next coming due under this Lease.

     2.4  Unused Tenant Improvement Allowance.  Any portion of the Tenant
          -----------------------------------
Improvement Allowance which is not disbursed by Landlord pursuant to the terms of Section 2.3, above, for Tenant Improvement Allowance Items within three (3) months following the Lease Commencement Date shall, thereafter be credited against Base Rent becoming due for the 9th and 10th months of the Lease Term.

                                   EXHIBIT B

                                   SECTION 3

                             CONSTRUCTION DRAWINGS
                             ---------------------

     3.1  Selection of Architect/Construction Drawings.  Tenant shall retain
          --------------------------------------------
________________________ ("_______") or any other reputable architect/space planner selected by Tenant (the "Architect") and reasonably approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed by Landlord, to prepare the Construction Drawings. Tenant shall retain an engineering consultant (the "Engineers") approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed by Landlord, to prepare all plans and engineering working drawings relating to the mechanical, electrical, plumbing, HVAC, lifesafety, sprinkler and structural work in the Premises. Landlord hereby approves _______________________________ as the Engineers. The plans and drawings to be prepared by Architect and the Engineers hereunder with respect to the Tenant Improvements shall be known collectively as the "Construction Drawings." Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the Base Building Plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith.

     3.2  Review Liability.  Landlord's review of the Construction Drawings as
          ----------------
set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, compliance with Applicable Law or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith, except to the extent that Landlord has specifically requested modification to the Construction Drawings as a condition of Landlord's approval of the same, and shall not be responsible for any omissions or errors contained in the Construction Drawings.

     3.3  Final Working Drawings.  Architect and the Engineers shall prepare or
          ----------------------
reasonably complete set of architectural and engineering drawings for the Tenant Improvements to be constructed in the Premises, and Architect shall compile a reasonably complete coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is sufficiently complete to allow subcontractors to bid on the work and to obtain all applicable permits

                                   EXHIBIT B

(collectively, the "Final Working Drawings") and shall submit the same to Landlord for Landlord's approval. The Final Working Drawings may be submitted in one or more stages at one or more times,provided that Tenant shall ultimately supply Landlord with four (4) completed copies signed by Tenant of such Final Working Drawings. Within ten (10) business days following Landlord's receipt of the Final Working Drawings, Landlord shall either approve or disapprove the Final Working Drawings, provided that Landlord may only disapprove or condition its approval of the same for (i) an adverse affect on the structural integrity of the Building; (ii) non-compliance with Applicable Laws; (iii) an adverse affect on the Systems and Equipment; (iv) an adverse affect on the exterior appearance of the Building; (individually or collectively, a "Design Problem"). If Landlord disapproves the Final Working Drawings, Landlord shall specify in reasonable detail the corrections required to rectify the Design Problem or Design Problems, as the case may be, and Tenant shall make the changes necessary in order to correct the Design Problem or Design Problems and deliver the revised Final Working Drawings to Landlord. Landlord shall either approve or disapprove the revised Final Working Drawings. If Landlord again disapproves the revised Final Working Drawings, Tenant shall make the changes necessary in order to correct the Design Problem or Design Problems and deliver the revised Final Working Drawings to Landlord.

     3.4  Approved Working Drawings.  The Final Working Drawings shall be
          -------------------------
approved by Landlord (the "Approved Working Drawings") prior to the commencement of the construction of the Tenant Improvements. Tenant shall submit the Approved Working Drawings to the appropriate municipal authorities for all applicable building permits necessary to allow Contractor to commence the construction of the Tenant Improvements (the "Permits"), ; provided, however, that in the event that portions of the Tenant Improvements may be lawfully commenced prior to issuance of permits therefor, to the extent it is lawful to do so, Tenant may cause performance of such work to be commenced. Tenant hereby agrees that with respect to Tenant's Work neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that the obtaining of the same shall be Tenant's responsibility; provided, however, that Landlord shall, in any event, cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy and Landlord shall be responsible for these items with respect to Landlord's work.

     3.5  Change Orders.  In the event that Tenant requests any material changes
          -------------
to the Approved Working Drawings ("Changes"), Landlord shall not unreasonably withhold or condition its consent to any such Changes, and shall grant its consent to such Changes within three (3) business days after Landlord's receipt of Tenant's request for the same, provided the proposed Change does not create a Design Problem.

                                   EXHIBIT B

     3.6  Suspension of Tenant Improvements.  In the event that, at any time and
          ---------------------------------
from time to time and for any reason, Tenant elects not to proceed with or to suspend (a) the design or construction of the Tenant Improvements, or (b) its move into the Premises, then, such election shall not excuse any performance of Landlord under the Lease or this Tenant Work Letter, and shall not result in an Event of Default (as defined in Section 19.1 of the Lease).

                                   EXHIBIT B

                                   SECTION 4

                              CONSTRUCTION OF THE
                              --------------------
                              TENANT IMPROVEMENTS
                              -------------------


     4.1  Selection of Contractor.  The contractors to perform the construction
          -----------------------
of the Tenant Improvements (the "Contractors") shall be selected by Tenant from the three (3) general contractors listed in Schedule 1 attached hereto (the "Bidding Contractors"), each of whom is hereby approved by Landlord and Tenant.

     4.2  Subcontractors.  Each line item and trade to be performed under the
          --------------
general construction contract shall be performed by subcontractors (the "Subcontractors") listed in Schedule 1 to this Exhibit B or otherwise approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

     4.3  Construction Contract.
          ---------------------

          4.3.1  Required Construction Contract Provisions. Following the
                 -----------------------------------------
selection of the Contractor, Tenant shall independently retain Contractor to construct the Tenant Improvements in accordance with the Approved Working Drawings.

          4.3.2  Construction Contract Guarantees and Warranties.  Contractor
                 -----------------------------------------------
and each Subcontractor shall guarantee and warrant for the benefit of Landlord and Tenant that (i) the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year (unless a longer period is expressly required in the Approved Working Drawings) from the date of Substantial Completion of the Tenant Improvements (the "Warranty Period") and (ii) such Contractor and

                                   EXHIBIT B

Subcontractors shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract within such Warranty Period. All such guarantees and warranties shall be expressly set forth in the general construction contract. The correction of any such work shall include, without additional charge, all additional expenses and damages in connection with such removal or replacement of all or any part of the Tenant Improvements.

          4.3.3  No Chargebacks.  To the extent that Landlord has performed, or
                 --------------
will perform, any extra or other work in or for the benefit of the Premises which is not specifically called for by the Approved Working Drawings, except in the case where such work is not required hereunder to be performed by Landlord and Tenant requests Landlord to perform such work, such work shall not be charged to Tenant or deducted from the Tenant Improvement Allowance. Unless otherwise approved in writing by Tenant, neither Tenant nor Contractor shall be required to use any materials or supplies prestocked or otherwise furnished or specified by Landlord.

          4.3.4  Presence of Hazardous Materials.  In the event that (i) at
                 -------------------------------
any point during the period ("Construction Period") commencing with the date of this Lease and ending with completion of the Tenant Improvements, the Premises or any portion thereof are determined to contain Hazardous Materials which were not put there after the date of this Lease, and which require remediation under applicable laws, (ii) Landlord shall fail to remediate the same with reasonable promptness and diligence pursuant to (and in accordance with the requirements of) of the Lease, and (iii) such failure shall continue for ten (10) days following written notice of such failure from Tenant, Tenant shall have the right to remove, encapsulate, contain, or otherwise dispose of such Hazardous Materials, and the cost incurred by Tenant in connection therewith shall be reimbursed by Landlord to Tenant within five (5) days after receipt by Landlord from Tenant of an invoice documenting and evidencing such costs. In addition, in the event that the discovery, presence, investigation and/or remediation of such Hazardous Materials delays the design or construction of the Tenant Improvements, or increases in any way the costs to be borne by Tenant hereunder, such delay shall constitute a Landlord Caused Delay and such costs (if and to the extent paid or borne by Tenant instead of Landlord) shall be reimbursable to Tenant by Landlord within fifteen (15) days of Tenant's delivery to Landlord of reasonable evidence of such increased costs. The amount of such reimbursements shall be separate and apart from, and in addition to, the Tenant Improvement Allowance and shall not be deducted from the Tenant Improvement Allowance.

                                   EXHIBIT B

          4.3.5  Bonding.  Except for Contractor's obligation to remove or bond
                 -------
over liens under the general construction contract at no cost to either Landlord or Tenant, notwithstanding any provision to the contrary set forth in this Tenant Work Letter or in the Lease, neither Contractor nor Tenant shall be required to obtain or provide any completion, performance or other bond in connection with the Tenant Improvements.

     4.4  Tenant's Covenants.
          ------------------

          4.4.1  Tenant's Agents.

                 4.4.1.1   Landlord's General Conditions for Tenant's Agents
                           --------------------------------------------------
and Tenant Improvement Work.  The Tenant Improvements shall be constructed in
---------------------------
strict accordance with the Approved Working Drawings; provided however that Tenant may make changes to the Approved Working Drawings which changes would not represent reasonable grounds for Landlord to disapprove of the Final Space Plan.

                                   EXHIBIT B

          4.4.1.2   Indemnity.  Tenant's indemnity of Landlord as set forth in
                    ---------
Section 10.1 of this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant's Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant's non-payment of any amount arising out of the Tenant Improvements and/or Tenant's disapproval of all or any portion of any request for payment.

          4.4.1.3   Requirements of Tenant's Agents.  Each of Tenant's Agents
                    -------------------------------
shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant's Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such contractor or subcontractors and (ii) the Lease Commencement Date. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or the Real Property that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

          4.4.1.4  Insurance Requirements.

                   4.4.1.4.1      General Coverages.  All of Tenant's Agents
                                  -----------------
shall carry worker's compensation insurance covering all of their respective employees, and shall also carry commercial general liability, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in Article 10 of this Lease, and the policies therefor shall insure Landlord, Tenant, Contractor and subcontractors, all as additional insureds.

                                   EXHIBIT B

                   4.4.1.4.2      Special Coverages.  Tenant shall carry
                                  -----------------
"Builder's All Risk" insurance covering the construction of the Tenant Improvements and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof.

                   4.4.1.4.3  General Terms.  Certificates for all insurance
                              -------------
carried pursuant to this Section 4.4.1.4.3 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor's equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant's sole cost and expense. Tenant's Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Tenant. All insurance, except Workers' Compensation, maintained by Tenant's Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification under Section 4.4.1.2 of this Tenant Work Letter.

          4.4.2  Governmental Compliance.  The Tenant Improvements shall comply
                 -----------------------
in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer's specifications.

          4.4.3  Inspection by Landlord.  Landlord shall have the right to
                 ----------------------
inspect the Tenant Improvements at all times, provided however, that Landlord's failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord's rights hereunder nor shall Landlord's inspection of the Tenant Improvements constitute Landlord's approval of the same. Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved; provided however that Landlord shall not disapprove of any portion of the Tenant Improvements which

                                   EXHIBIT B
have been constructed in accordance with the Approved Working Drawings. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant's use of such other tenant's leased premises, Landlord may, take such action as Landlord deems necessary, at Tenant's expense and without incurring any liability on Landlord's part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord's satisfaction.

     4.5  Notice of Completion; Copy of Plans.  Within ten (10) days after the
          -----------------------------------
issuance of the permanent or temporary certificate of occupancy for the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the County of Los Angeles in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation; provided however that if Tenant fails to do so, Tenant shall not be in breach hereunder, but Tenant shall protect, defend, indemnify and hold Landlord harmless from any loss, cost, damage, claim or expense incurred by Landlord in connection with Tenant's failure to record the Notice of Completion. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the "field grade" of drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord two (2) sets of such as-built drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

                                   SECTION 5

                        DELAY OF LEASE COMMENCEMENT DATE
                        --------------------------------

                                   EXHIBIT B

     5.1  Lease Commencement Date Delays.  The Lease Commencement Date shall
          ------------------------------
occur as provided in Article 2 of this Lease, provided that the Lease Commencement Date shall be delayed by the number of days of delay of the "substantial completion of the Tenant Improvements," as that term is defined below in this Section 5, in the Premises which is caused solely by a "Lease Commencement Date Delay." As used herein, the term "Lease Commencement Date Delay" shall mean only a "Force Majeure Delay" or a "Landlord Caused Delay," as those terms are defined below in this Section 5.1. As used herein, the term "Force Majeure Delay" shall mean only an actual delay resulting from fire, earthquake, explosion, flood, hurricane, the elements, acts of God or the public enemy, war, invasion, insurrection, rebellion, riots, industry-wide labor strikes or lockouts (which objectively preclude Tenant from obtaining from any reasonable source of union labor or substitute materials at a reasonable cost necessary for completing the Tenant Improvements), or governmental acts (which do not specifically relate to the construction of the Tenant Improvements and which objectively preclude construction of tenant improvements by any person). Notwithstanding anything to the contrary contained herein, a Force Majeure Delay shall not include any of the foregoing delays to the extent caused by the negligence or wilful misconduct of Tenant, its contractors or agents. As used in this Tenant Work Letter, "Landlord Caused Delay" shall mean only an actual delay resulting from the acts or omissions of Landlord including, but not limited to,
(i) failure of Landlord to timely approve or disapprove any Construction Drawings; (ii) unreasonable and material interference by Landlord, its agents or contractors with the completion of the Tenant Improvements and which objectively preclude construction of tenant improvements in the Building by any person, which interference relates to access by Tenant, its agents and contractors to the Building during normal construction hours, or the use thereof during normal construction hours; and (iii) delays due to the acts or failures to act of Landlord, its agents or contractors with respect to payment of the Tenant Improvement Allowance and/or any cessation of work upon the Tenant Improvements as a result thereof.

     5.2  Determination of Lease Commencement Date Delay.  If Tenant contends
          ----------------------------------------------
that a Lease Commencement Date Delay has occurred, Tenant shall notify Landlord in writing within two (2) business days of each of (i) the date upon which such Lease Commencement Date Delay becomes known to Tenant, Architect, or Contractor and (ii) the date upon which such Lease Commencement Date Delay ends (the "Termination Date"). Tenant's failure to deliver either or both of such notices to Landlord within the required time period shall be deemed to be a waiver by Tenant of the contended Lease Commencement Date Delay to which such notices would have related. If such actions, inaction or circumstances described in the notice set forth in clause (i), above (the "Delay Notice") are not cured by Landlord within two (2) business day of receipt of the Delay Notice and if such actions, inaction or circumstances otherwise qualify as a Lease Commencement Date Delay, then a Lease Commencement Date Delay shall be deemed to have occurred commencing as of the date of Landlord's receipt of the Delay Notice and ending as of the Termination Date.

                                   EXHIBIT B

                                   SECTION 6

                                 MISCELLANEOUS
                                 -------------


     6.1  Tenant's Representative.  Tenant has designated ___________________ as
          -----------------------
its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter. Tenant shall have the right to designate a replacement and/or alternate representative by delivery of written notice thereof to Landlord.

                                   EXHIBIT B

     6.2  Landlord's Representative.  Landlord has designated James Dawson as
          -------------------------
its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

     6.3  Time of the Essence in This Tenant Work Letter.  Unless otherwise
          ----------------------------------------------
indicated, all references herein to a "number of days" shall mean and refer to calendar days.

     6.4  Miscellaneous Charges.  Tenant shall be charged for the use of
          ---------------------
electricity and water during the completion of the Tenant Improvements.

                                   EXHIBIT B

                            SCHEDULE 1 TO EXHIBIT B

                             APPROVED TENANT AGENTS
                             ----------------------


_______________________________________________________
GENERAL CONTRACTORS
------------------------------
Howard Building Corporation
Turelk, Inc.
_______________________________________________________

     ACOUSTICAL:                 GLASS/GLAZING:
------------------------------   ----------------------
                                 Diamond National Glass
Raymond Interiors                GoldCoast Glass
Elljay Acoustical                Roundtree
Martin Integrated                Jewel
Imperial Tenant
_______________________________________________________
     DEMOLITION:                 HVAC:
------------------------------   ----------------------
                                 ACCO
American Demo                    Air Mechanical
Packard                          Control Air
Turelk, Inc.                     Air Tec
G. D. Heil
J & G Industries
_______________________________________________________
     DOORS/FRAMES/HARDWARE:      MILLWORK:
------------------------------   ----------------------
                                 Eppink of California
Architectural Doors              A.M. Cabinets
Cabo Door                        Seeley Brothers
Seeley Brothers                  F.K. Anderson
Turi
_______________________________________________________
     FIRE SPRINKLERS:            ROUGH CARPENTRY:
------------------------------   ----------------------
                                 Amort
Indicom                          Cantebury
Cosco                            Felman
Grinnell Fire                    Turelk, Inc.
Sentry
Garvin
_______________________________________________________

                                   EXHIBIT B

                                   EXHIBIT C

NOTICE OF LEASE TERM DATES
--------------------------

To:  __________________________
     __________________________
     __________________________
     __________________________

     Re: Office Lease dated ________________________, 19__, between Magellan Property Corporation, an Arizona corporation ("Landlord"), and Matsushita Avionics Systems Corporation, a Delaware corporation ("Tenant") concerning the Office Building located at 15253 Bake Parkway Building, Irvine, California.

Gentlemen:

     In accordance with the Office Lease (the "Lease"), we wish to advise you and/or confirm as follows:

1. The Lease Term commence as of ________________ for a term of _______________ending on _______________.

2.   That in accordance with the Lease, Rent commenced to accrue on
_______________________.

                                        "Landlord":
                                        MAGELLAN PROPERTY CORPORATION,
                                        an Arizona corporation


                                        By:
                                           ---------------------------


                                        Its:
                                            --------------------------


                                   EXHIBIT C
greed to and Accepted as
of _____________, 19__.

Tenant":

MATSUSHITA AVIONICS SYSTEMS CORPORATION, a Delaware corporation


By:
   -------------------------------

  Its:
      ----------------------------

                                   EXHIBIT C

                                   EXHIBIT D

                      FORM OF LEASE TERMINATION AGREEMENT
                      -----------------------------------


     THIS AGREEMENT, made as of ________________, 1996, by and between Magellan Property Corporation, an Arizona corporation ("Landlord"), and Matsushita Avionics Systems Corporation, a Delaware corporation, ("Tenant"), collectively, the "Parties," and individually, a "Party."


                             W I T N E S S E T H :
                             - - - - - - - - - -


     WHEREAS, Landlord has entered into an agreement with the landlord under those certain leases dated __________, 19__ ("Lease A"), __________, 19__
("Lease B") and _________, 19__ ("Lease C") by and between Laguna Canyon, Corporation, a California corporation ("LCC") as Landlord and Tenant relating to properties located at, respectively, 16255, 26267 and 16269 Laguna Canyon Road, Irvine, California (the "Existing Leases"); and; and

     WHEREAS, Landlord and Tenant have entered into a new lease of premises in Irvine, California , commonly known as 15253 Bake Parkway, Irvine, California 92718 (the "New Lease"); and (the "New Lease"); and

     WHEREAS, Tenant has vacated and surrendered possession to LCC, and Landlord has delivered possession of the Premises described in the New Lease to Tenant for the purposes described therein; and'

     WHEREAS, Landlord and Tenant desire to terminate the Existing Leases upon the terms hereinafter stated, and LCC desires to evidence its approval with such termination by its counter signature of this Lease Termination Agreement below;

     NOW, THEREFORE, in consideration of the foregoing and the provisions hereinafter stated, and for other valuable consideration, IT IS AGREED as follows:

     1. The Existing Leases shall be and hereby are terminated as of the date first above written.

     2. Fixed minimum rent, Tenant's share of real property taxes and assessments and costs of maintaining and operating the real property and any other items of additional rent or other charges payable under the Existing Leases shall be prorated as of the date of this

                                   EXHIBIT D

Agreement and an appropriate adjustment shall be made between LCC and Tenant hereunder respecting payment of such items within sixty (60) days following the date of this Agreement

     3. Subject to the provisions of the New Lease, Tenant and LCC are hereby released and relieved of all further obligations or liability to the other arising under the Existing Leases from and after the date of this Agreement.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the date first above written.


                    MAGELLAN PROPERTY CORPORATION,
                    an Arizona corporation


                    By:  _______________________________


                         Its:   ________________________



                    By:  _______________________________


                         Its:  _________________________



                    MATSUSHITA AVIONICS SYSTEMS
                    CORPORATION,
                    a Delaware corporation



                    By:  _______________________________


                         Its:   ________________________


                                   EXHIBIT D

                    By:  _______________________________


                         Its:   ________________________


     The foregoing is hereby agreed to and accepted this ___ day of __________, 1996.


                         LAGUNA CANYON CORPORATION,
                         a California corporation



                    By:  _______________________________


                         Its:___________________________



                    By:  _______________________________


                         Its:___________________________

                                   EXHIBIT D

                                   EXHIBIT E

                     FORM OF TENANT'S ESTOPPEL CERTIFICATE
                     -------------------------------------


     The undersigned as Tenant under that certain Office Lease (the "Lease") made and entered into as of April __, 1996 and between Magellan Property Corporation, an Arizona corporation, as Landlord, and the undersigned as Tenant, for Premises being the entire Office Building located at _______________________ certifies as follows:

     1.   Attached hereto as Exhibit A is a true and correct copy of the Lease
                             ---------
and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.
---------

     2. The undersigned has commenced occupancy of the Premises described in the Lease, currently occupies the Premises, and the Lease Term commenced on
_________.

     3. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.
                                                         ---------

     4. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

     5.   Base Rent became payable on _______________.

     6.   The Lease Term expires on _________________.

     7. To the actual knowledge of Tenant, without investigation or inquiry and except as specified herein, all conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder.

     8. No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.

     9. To the actual knowledge of Tenant, without investigation or inquiry and except as specified herein, as of the date hereof, there are no existing defenses or offsets that the undersigned has, which preclude enforcement of the Lease by Landlord.

     10. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through _________________. The current monthly installment of Base Rent is $__________.

                                   EXHIBIT E

     11. The undersigned acknowledges that this Estoppel certificate may be delivered to Landlord's prospective mortgagee, or a prospective purchaser, and acknowledges that it recognizes that if same is done, said mortgagee, prospective mortgagee, or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part, and in accepting an assignment of the Lease as collateral security, and that receipt by it of this certificate is a condition of making of the loan or acquisition of such property.

     Executed at ______________ on the _____ day of ______________, 19___.


                         "Tenant":


                         Matsushita Avionics Systems Corporation,
                          a Delaware corporation



                         By:  __________________________________


                               Its:   __________________________



                         By:  __________________________________


                               Its:   __________________________

                                   EXHIBIT E

                                   EXHIBIT F

                                BUILDING SIGNAGE
                                ----------------


                               [TO BE SUBMITTED]

                                   EXHIBIT F

                                   EXHIBIT G

                               GUARANTY OF LEASE
                               -----------------


     THIS GUARANTY OF LEASE ("Guaranty") is executed as of ___________, 1994, by MATSUSHITA ELECTRIC CORPORATION OF AMERICA, a Delaware corporation ("Guarantor"), whose address is 1 Panasonic Way, Secaucus, New Jersey 07094 for the benefit of Laguna Canyon, Inc., a California corporation ("Landlord"), whose address is 16261 Laguna Canyon Road, Suite 100, Irvine, California 92718, with reference to the following facts:

     A. Landlord and Matsushita Avionics Development Corporation, a Delaware corporation ("Tenant") intend to enter into that certain Standard Form Lease (Office) and Addendum thereto dated as of July __, 1994 (the "Lease") pursuant to which Tenant shall lease from Landlord the real property commonly known as 16267 Laguna Canyon Road, Irvine, California;

     B. As a condition to Landlord's execution of the Lease, Landlord requires that the undersigned guaranty the full and timely performance of the obligations of Tenant under said Lease; and

     C. The undersigned desires that Landlord enter into the Lease with Tenant. Capitalized terms not expressly defined herein shall have the definitions set forth in the Lease.

     NOW, THEREFORE, in consideration of the execution of the Lease by Landlord, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Guarantor unconditionally guaranties, without deduction by reason of setoff, defense or counterclaim, to Landlord and its successors and assigns the full and punctual payment, and the performance and observance by Tenant, of all sums, terms, covenants and conditions in the Lease to be paid, kept, performed or observed by Tenant.

                                   EXHIBIT G

     2. If Tenant shall at any time default in the performance or observance of any of the terms, covenants or conditions of the Lease to be kept, performed or observed by Tenant, Guarantor will keep, perform and observe same, as the case may be, in the place and stead of Tenant. Guarantor has the right to cure any default of Tenant, provided such cure is performed in accordance with the terms and within the time periods set forth in the Lease. Notice of default shall be given to Guarantor, it being specifically agreed and understood that the guarantee of the undersigned is a continuing guarantee under which Landlord may proceed immediately against Tenant or Guarantor following any breach or default by Tenant or for the enforcement of any rights which Landlord may have as against Tenant pursuant to or under the terms of the Lease or at law or in equity. 3. Any act or omission of Landlord, or of its successors or assigns, constituting a waiver of any of the terms or conditions of the Lease (including, without limitation, concerning any consent required under the Lease); or the granting of any indulgences or extensions of time to Tenant, may be done without notice to Guarantor and without releasing Guarantor from any of its obligations hereunder.

4. The obligations of Guarantor hereunder shall not be released by Landlord's receipt, application or release of any security given for the performance and observance of any covenant or condition of the Lease to be performed or observed by Tenant, nor by any modification of the Lease, regardless of whether Guarantor consents thereto or receives notice thereof.

5. The liability of Guarantor hereunder shall in no way be affected by (a) the release or discharge of Tenant in any creditor's receivership, bankruptcy or other proceeding; (b) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant's liability under the Lease resulting from the operation of any present or future provision of any federal or state bankruptcy or insolvency law or other statute or from the decision of any court; (c) the rejection or disaffirmance of the Lease in any such proceedings; (d) the assignment or transfer of the Lease by Tenant; (e) any disability or other defense of tenant; (f) the cessation from any cause whatsoever of the liability of Tenant; (g) the exercise by Landlord of any of its rights or remedies reserved under the Lease or by law; or (h) any termination of the Lease.

6. Guarantor further agrees that it may be joined in any action against Tenant in connection with the obligations of Tenant and recovery may be had against Guarantor in any such action. Landlord may enforce the obligations of Guarantor hereunder without first taking any action whatsoever against Tenant or its successors and assigns, or pursue any other remedy or apply any security it may hold, and Guarantor hereby waives (a) notice of acceptance of this

                                   EXHIBIT G

Guaranty, (b) demand of payment, presentation and protest, (c) all right to assert or plead any statute of limitations relating to this Guaranty and/or the Lease, (d) any right to require Landlord to proceed against Tenant or any other guarantor or any other person or entity liable to Landlord, (e) any right to require Landlord to apply to any default any security deposit or other security it may hold under the Lease, (f) any right to require Landlord to proceed under any other remedy Landlord may have before proceeding against Guarantor, (g) any right of subrogation, and (h) and any and all surety or other defenses in the nature thereof including, without limitation, the provisions of California Civil Code Section 2918 and 2845 or any similar, related or successor provisions of law.

7. This Guaranty shall apply to the Lease, any extension, renewal, modification or amendment thereof, and to any assignment, subletting or other tenancy thereunder or to any holdover term following the term granted under the Lease or any extension or renewal thereof; provided, however, that with respect to any assignment to other than an Affiliate, this guaranty shall not apply to any modification or amendment to the Lease made after such an assignment solely to the extent of any additional obligations or modifications to existing obligations. It is specifically agreed and understood that the terms of the Lease may be altered, affected, modified or changed by agreement between Landlord and Tenant, or by a course of conduct, and said Lease may be assigned by Landlord or any assignee of Landlord without consent or notice to Guarantor and that this Guaranty shall thereupon and thereafter guaranty the performance of said Lease as so changed, modified, altered or assigned.

8. In the event this Guaranty shall be held ineffective or unenforceable by any court of competent jurisdiction or in the event of any limitation of Guarantor's liability hereunder other than as expressly provided herein, then Guarantor shall be deemed to be a tenant under the Lease with the same force and effect as if Guarantor were expressly named as a joint and several tenant therein.

9. In the event of any litigation between Guarantor and Landlord with respect to the subject matter hereof, the unsuccessful party to such litigation agrees to pay to the successful party all fees, costs and expenses thereof, including reasonable attorneys' fees and expenses.

10. No delay on the part of Landlord in exercising any right hereunder or under the Lease shall operate as a waiver of such right or of any other right of Landlord under the Lease or hereunder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or a waiver of the same or any other right on any future occasion. This Guaranty shall not be released,

                                   EXHIBIT G
modified or affected by failure or delayed on the part of Landlord to enforce any of the rights or remedies of Tenant under the Lease, whether pursuant to the terms thereof or at law or in equity.

11. If there is more than one undersigned Guarantor, the term Guarantor, as used herein, shall include all of the undersigned; each and every provision of this Guaranty shall be binding on each and every one of the undersigned; they shall be jointly and severally liable hereunder; and Landlord shall have the right to join one or all of them in any proceeding or to proceed against them in any order.

12. This instrument constitutes the entire agreement between Landlord and Guarantor with respect to the subject matter hereof, superseding all prior oral or written agreements or understandings with respect thereto and may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by Guarantor and Landlord.

13. This Guaranty shall be governed by and construed in accordance with the laws of the State of California. The parties further agree that venue shall be proper in the Superior Court or federal district court for Orange County, California, in the event of any litigation between the parties with respect to this Guaranty.

14. All notices or other communications required or permitted hereunder shall be in writing, and shall be personally delivered or sent either to Guarantor at the address set forth on Page 1 hereof to the attention of V.P. - Logistics with a copy to the same address to the attention of General Counsel, or to Landlord, at the address set forth on Page 1 hereof with a copy to Riverbank Financial Group, 1355 Market Street, Suite 294, San Francisco, California 94103, by registered or certified mail, postage prepaid, return receipt requested, telegraphed, delivered or sent by telex, telecopy or cable and shall be deemed received upon the earlier of (i) if personally delivered, the date of delivery to the address of the person to receive such notice; (ii) if mailed, four (4) business days after the date of posting by the United States Post Office; (iii) if given by telegraph or cable, when delivered to the telegraph company with charges prepaid; or (iv) if given by telex or telecopy, when sent. Any notice, request, demand, direction or other communication sent by cable, telex, or telecopy must be confirmed within forty-eight (48) hours by letter mailed or delivered in accordance with the foregoing.

15. If Landlord desires to sell, finance or refinance the 'Building" or the "Premises" (as such terms are defined in the Lease), or any part thereof, Guarantor hereby agrees to deliver to any lender or buyer designated by Landlord such estoppel statements of Guarantor as may be reasonably required by such lender or buyer. All such statements shall be received by any such

                                   EXHIBIT G
lender or buyer in confidence and shall be used only for the foregoing purposes, and such lender or buyer shall acknowledge the same to Guarantor in writing (should Guarantor require such an acknowledgment) as a precondition to Guarantor's obligations under this Paragraph 15. In addition, Guarantor shall not be obligated to deliver estoppel statements hereunder more frequently than two (2) times in any calendar year.

16. The term "Landlord" whenever hereinabove used refers to and means the Landlord in the Lease specifically named and also any assignee of said Landlord, whether by outright assignment or by assignment for security, and also any successor to the interest of said Landlord of any assignee in such Lease or any part thereof, whether by assignment or otherwise. So long as the Landlord's interest in or to the leased premises or the rents, issues and profits therefrom, or in, to or under said Lease, are subject to any mortgage or deed of trust or assignment for security, no acquisition by Guarantor of Landlord's interest in the leased premises or under said Lease shall affect the continuing obligation of Guarantor under this Guarantee which shall nevertheless continue in full force and effect for the benefit of the mortgagee, beneficiary, trustee or assignee under such mortgage, deed of trust or assignment, or any purchase at sale by judicial foreclosure or under private power of sale, and of the successors and assigns of any such mortgagee, beneficiary, trustee, assignee or purchaser.

The term "Tenant" wherever hereinabove used refers to and means the Tenant in the foregoing Lease specifically named and also any assignee or sublessee of said Lease and also any successor to the interests of said Tenant, assignee or sublessee of such Lease or any part thereof, whether by assignment, sublease or otherwise.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.


                                    "GUARANTOR"
                                    MATSUSHITA ELECTRIC CORPORATION OF AMERICA, a Delaware corporation



                                    By:
                                       -------------------------------

                                       Its:
                                           ---------------------------


                                    By:
                                       -------------------------------

                                       Its:
                                           ---------------------------

                                   EXHIBIT G